UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

(Amendment No.     )

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BARNES GROUP INC.

(Name of Registrant as Specified In Its Charter)

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2015 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT MAY 8, 2015 ¿ HARTFORD, CONNECTICUT

123 Main Street

Bristol, Connecticut 06010

March 26, 2015

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 8, 2015

You are invited to attend Barnes Group Inc.‘s 2015 Annual Meeting of Stockholders on Friday, May 8, 2015 at the Hartford Marriott Downtown Hotel, 200 Columbus Boulevard, Hartford, Connecticut 06103, at 11:00 a.m., Eastern Daylight Time, for the following purposes:

1.	Election of directors;

2.	Advisory vote to approve the Company’s executive compensation;

3.	Ratify PricewaterhouseCoopers LLP as the Company’s independent auditor for 2015; and

4.	Transact any other business that may properly come before the meeting.

Stockholders of record at the close of business on March 10, 2015 (the Record Date) may vote at the meeting. The Board of Directors recommends a vote FOR all director nominees and FOR Items 2 and 3.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote as promptly as possible. Stockholders of record on the Record Date are entitled to vote at the meeting or in the following ways:

Thomas O. Barnes

Chairman of the Board

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information that you should consider, and you should read the entire proxy statement carefully before voting.

BARNES GROUP INC. 2015 ANNUAL MEETING OF STOCKHOLDERS

Friday, May 8, 2015	Hartford Marriott Downtown Hotel
11:00 a.m. Eastern Daylight Time	200 Columbus Boulevard
Hartford, Connecticut 06103

Voting. Stockholders as of the record date, March 10, 2015, may vote. Each share of common stock of the Company is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Each stockholder’s vote is important. Please complete, sign, date and return your proxy or voting instruction form, or submit your vote and proxy by telephone, the Internet or by mail.

MEETING AGENDA AND VOTING RECOMMENDATIONS

Item		Board Vote Recommendation	Page Reference
1	Election of 7 directors	For each nominee	1
	Management Proposals
2	Advisory vote to approve the Company’s executive compensation	For	17
3	Ratify PricewaterhouseCoopers LLP as the Company’s independent auditor for 2015	For	66
	Transact other business that properly comes before the meeting

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PROXY SUMMARY

ITEM 1 - ELECTION OF DIRECTORS

Each director nominee is elected for a one-year term by a plurality of the votes cast.

Name and Principal Occupation	Age	Director Since	Independent	Committee Memberships
Thomas O. Barnes Chairman of the Board	66	1978		• Executive (ex officio, non-voting)

Gary G. Benanav Former CEO, New York Life International, LLC and Former Vice Chairman & Director, New York Life Insurance Company	69	1994	X	• Corporate Governance (Chair) • Compensation and Management Development
William S. Bristow, Jr. President, W.S. Bristow & Associates, Inc.	61	1978	X	• Audit • Executive (Chair)

Patrick J. Dempsey President and CEO, Barnes Group Inc.	50	2013		• Executive (ex officio, non-voting)
Mylle H. Mangum CEO, IBT Enterprises, LLC	66	2002	X	• Compensation and Management Development (Chair)

Hassell H. McClellan Former Associate Professor of Finance and Policy, Boston College’s Wallace E. Carroll School of Management	69	2010	X	• Audit • Executive
JoAnna L. Sohovich Global President, STANLEY Engineered Fastening, Stanley Black & Decker, Inc.	43	2014	X	• Audit

Meeting Attendance Overall attendance at Board and committee meetings during 2014 averaged 99% for our current directors as a group

PROXY SUMMARY

MANAGEMENT PROPOSALS

• ITEM 2 - ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

We are asking our stockholders to approve on an advisory basis our named executive officer (NEO) compensation. The Compensation Committee annually considers the results of the most recent advisory vote by stockholders to approve NEO compensation. In the 2014 advisory vote, 81% of the voted shares (70% of shares outstanding) supported the compensation of the Company’s NEOs. The Board recommends a FOR vote because it believes that our compensation policies and practices are effective in achieving the Company’s goals of rewarding for financial and operating performance, and aligning our NEOs’ interests with those of our stockholders.

• ITEM 3 - RATIFY INDEPENDENT AUDITOR FOR 2015

As a matter of good corporate governance, we are asking our stockholders to ratify PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2015.

EXECUTIVE COMPENSATION HIGHLIGHTS

The following summary of specific features of our executive compensation program highlights our commitment to executive compensation practices that align the interests of our executive officers and stockholders.

What We Do		What We Don’t Do

☑	We pay-for-performance - over 80% of CEO total direct compensation (and on average over 75% for other NEOs) is at risk in the form of annual and long-term incentives	☒	We don’t allow outside board memberships with for-profit entities by executive officers without Corporate Governance Committee approval

☑	We consider a relevant peer group in establishing compensation	☒	We don’t provide any 280G gross-ups for a “golden parachute payment”

☑	We review tally sheets annually	☒	We don’t have excessive perquisites

☑	We have robust stock ownership requirements - 5X base salary for CEO and 3X for other NEOs	☒	We don’t have individual employment agreements with any executive officer

☑	We have a clawback policy incorporated into our incentive compensation plans	☒	We don’t allow re-pricing of underwater stock options without stockholder approval

☑	We have “double trigger” equity vesting in the event of a change in control for all NEO awards	☒	We don’t allow hedging of Company stock by directors or executive officers

☑	We take into account tax deductibility when structuring and awarding grants	☒	We don’t have a minimum payout of annual incentive or long term incentive compensation

☑	We have an independent compensation consultant that works directly with the Compensation Committee

PROXY SUMMARY

EXECUTIVE COMPENSATION KEY ELEMENTS.

Type	Form	Terms
Equity	• Annual grants in the form of 50% relative measure performance share awards (Relative Measure PSAs), 30% restricted stock units (RSUs) and 20% stock options

	• Stock options	• Time-based vesting; 18, 30, and 42 months from the grant date in equal installments
	• RSUs	• Time-based vesting; 18, 30, and 42 months from the grant date in equal installments
• Relative Measure PSAs

•  Performance-based vesting at the end of a 3-year cycle; based on three equally weighted measures separately evaluated based on a comparison of the Company’s performance against the performance of Russell 2000 Index companies

Cash	• Salary	• Base salaries are reviewed annually, and are typically increased at periodic intervals, often at the time of a change in position or assumption of new responsibilities
	• Annual incentive compensation	• Stockholder-approved program with payouts based on accomplishing targeted financial performance measures

•  Annual incentive targets for our NEOs range from 45% to 75% of base salary at target level performance. Actual payouts may range from zero to three times target based on performance compared to our three performance measures

• For 2014 performance, actual payouts were:
• 265% of target for three of our NEOs based on corporate results;
• 265% of target on corporate results and 125% of target on segment results for one of our NEOs based on a combination of our corporate and Industrial segment results; and
• 265% of target on corporate results and 167% of target on segment results for one of our NEOs based on a combination of our corporate and Aerospace segment results.
Retirement

•  NEOs participate in grandfathered qualified retirement programs generally available to the Company’s US employees. NEOs also participate in a non-qualified retirement program that provides benefits on base salary earnings in excess of Internal Revenue Service (IRS) limit on qualified plans. Mr. Dempsey, Mr. Stephens, and Ms. Edwards also participate in grandfathered non-qualified executive retirement programs that have been closed to new entrants.

Change in control and severance

•  Severance payable and benefit continuation upon termination of employment in certain specified circumstances or upon a change in control

•  Severance ranges from a multiple of one times base salary plus pro rata bonus for certain non-change in control events under certain circumstances, to two times base salary plus pro rata bonus and additional benefits for certain change in control events

Limited Perquisites

•  Financial planning and tax preparation services, annual physicals (for amounts not otherwise covered by health insurance), and executive life insurance (with tax gross-up benefit for grandfathered participants only)

KEY EXECUTIVE COMPENSATION CHANGES FOR 2015

In response to investor feedback, we made the following two key changes to our annual and long-term compensation performance measures in 2015:

•	Annual Incentive Awards: We are including a performance measure with a cash metric to enhance our focus on driving cash flow from operating activities

•	Long-Term Incentive Awards: We are including a return on invested capital performance measure to enhance our focus on executing the Company’s strategy and driving long-term value creation

For more information, see “2015 Key Executive Compensation Changes” section on page 21.

PROXY SUMMARY

GOVERNANCE HIGHLIGHTS

As part of our commitment to high ethical standards, our Board follows the following sound governance practices:

Independence	• 7 of our 9 directors are independent
• Our CEO is the only management director
• Audit, Compensation and Corporate Governance Committees are composed exclusively of independent directors
Independent Lead Director	• Lead independent director with clearly established authority and responsibility over Board governance and operations
• Selected by independent directors
• Serves as a liaison between the Chairman of the Board and the independent directors
Executive Sessions	• Regular executive sessions of Board and committees without management present
• Lead independent director presides at executive sessions of the independent directors
Board Oversight of Risk Management	• Board risk management oversight with a focus on the most significant risks facing the Company
• Committee oversight and disclosure regarding political activities
Stock Ownership Requirements	• Long-standing executive and director stock ownership requirements
• CEO required to own five times his salary
• Other executive officers required to own three times their salary
Board Practices	• Annual evaluation processes for the Board and each of the standing committees
• Directors may not stand for election after age 72
• Regular consideration of rotation of committee chairs and members
• Corporate Governance Guidelines require directors to attend director education programs and briefing sessions
• A prohibition on directors simultaneously serving on more than three public company audit committees, including that of the Company
Accountability	• Declassified Board phase-in continues--directors elected in 2015 to serve one-year terms
• Majority voting policy--directors who receive more “withhold” than “for” votes in uncontested elections must offer to resign
• Stockholders have right to hold special meetings
Other Best Practices	• A policy that requires Corporate Governance Committee approval before an executive officer accepts outside board membership with for-profit entities
• A compliance Alertline through which employees and other interested parties may communicate with the Board or raise concerns
• Stockholder engagement and outreach to allow for management and the Board to understand and consider issues that matter most to stockholders and enable the Company to address them effectively

v

PROXY SUMMARY

2014 NEO COMPENSATION SUMMARY

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Patrick J. Dempsey President and Chief Executive Officer	2014	$768,750	—	$2,130,065	$443,912	$1,538,220	$1,622,098	$141,129	$6,644,174
	2013	700,000	—	1,588,668	371,030	881,567	253,304	123,261	3,917,830
	2012	447,783	—	565,484	124,787	250,988	364,266	104,764	1,858,072

Christopher J. Stephens, Jr. Senior Vice President, Finance and Chief Financial Officer	2014	461,000	—	762,575	159,663	609,995	88,646	362,296	2,444,175
	2013	453,585	—	875,508	135,805	382,238	10,912	165,604	2,023,652
	2012	431,000	—	1,339,261	130,546	240,390	49,038	234,870	2,425,105

Scott A. Mayo Senior Vice President, Barnes Group Inc., and President, Barnes Industrial	2014	336,799	—	1,069,840	72,978	305,952	—	138,434	1,924,003

Richard R. Barnhart Senior Vice President, Barnes Group Inc., and President, Barnes Aerospace	2014	375,000	—	426,618	89,508	386,468	207,608	45,471	1,530,673
	2013	334,750	—	419,873	—	—	32,401	30,102	817,126

Dawn N. Edwards Senior Vice President, Human Resources	2014	296,000	—	410,385	83,460	352,500	174,222	96,364	1,412,931
	2013	296,000	—	488,327	64,010	220,886	—	80,568	1,149,791
	2012	296,000	—	269,177	60,474	148,585	102,683	133,699	1,010,618

2016 ANNUAL MEETING

•	Deadline for stockholder proposals for inclusion in the proxy statement for the 2016 Annual Meeting of Stockholders: November 27, 2015

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

MAY 8, 2015

We are sending this proxy statement and a proxy or voting instruction form (or Notice of Internet Availability of Proxy Materials, as applicable) in connection with Barnes Group Inc.‘s solicitation of proxies on behalf of its Board of Directors (the Board), for the 2015 Annual Meeting of Stockholders (2015 Annual Meeting). Availability of this proxy statement and accompanying materials is scheduled to begin on or about March 26, 2015. Please submit your vote and proxy by telephone, the internet or, if you received your materials by mail, you can also complete, sign, date and return your proxy or voting instruction form.

BARNES GROUP INC. 2015 PROXY STATEMENT

GOVERNANCE

The Company is committed to good corporate governance, which promotes the long-term interests of stockholders. Our Board and senior management devote considerable time and attention to corporate governance matters and we maintain a comprehensive set of policies and procedures to enable effective corporate governance. We regularly review best practices in corporate governance and modify our policies and procedures as warranted. We also solicit feedback from stockholders on governance and executive compensation practices.

You can access governance materials on our website at www.BGInc.com; click on “Investor Relations” and then “Corporate Governance.” These documents will also be provided without charge to any stockholder upon written request to Manager, Stockholder Relations and Corporate Governance Services, Barnes Group Inc., 123 Main Street, Bristol, Connecticut 06010.

Governance Materials
• Certificate of Incorporation	• Corporate Governance Guidelines	• Code of Business Ethics and Conduct and Code of Ethics Applicable to Senior Executives
• Bylaws	• Charters for our Audit, Compensation and Corporate Governance Committees	• Political Activity Policy • Corporate Social Responsibility Report

ITEM 1 - ELECTION OF DIRECTORS

At the 2013 annual meeting, our stockholders approved amendments to our Amended and Restated Bylaws (Bylaws) to phase out the classification of the Board and to provide instead for the annual election of directors commencing with those directors up for election at our 2014 annual meeting. Directors previously elected to serve three-year terms will serve the remainder of their terms before standing for re-election.

Upon the recommendation of the Corporate Governance Committee, the Board has nominated Thomas O. Barnes, Gary G. Benanav, William S. Bristow, Jr., Patrick J. Dempsey, Mylle H. Mangum, Hassell H. McClellan and JoAnna Sohovich for election to the Board at the 2015 Annual Meeting. The Board has determined that except for Mr. Barnes and Mr. Dempsey, each nominee is an independent director as discussed below under “Director Independence.” If elected, each nominee will hold office until the 2016 annual meeting unless any of them earlier dies, resigns, retires or is removed, as provided in the Bylaws.

All nominees currently serve on the Board.

The seven nominees and the two directors continuing in office after the 2015 Annual Meeting are listed below with brief biographies. Each director has been associated with his or her present organization for at least the past five years unless otherwise noted. None of the organizations listed as business affiliates of the directors is a subsidiary or other affiliate of the Company.

If a nominee for director should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board. The Board has no reason to believe the persons nominated will be unable to serve if elected.

The Board recommends a vote FOR all nominees.

BARNES GROUP INC. 2015 PROXY STATEMENT	1

GOVERNANCE

NOMINEES FOR RE-ELECTION - TERM TO EXPIRE IN 2016

Age: 66 Director since: 1978 Current term expires: 2015 Committees: • Executive (ex officio, non-voting member)

THOMAS O. BARNES

Mr. Barnes is Chairman of the Board and was a non-management employee through December 31, 2014, until his retirement as an employee of the Company. His role is described on page 14. From 2007 until 2012 he served as a director of New England Bank Shares, Inc. He served as a director of Valley Bank from 2005 to 2007 when it was merged into New England Bank Shares, Inc. Mr. Barnes’ qualifications to be a member of our Board include his experience in the fields of manufacturing, finance and governance with numerous organizations throughout his career, including the Company’s former distribution business. In addition, Mr. Barnes has owned and managed several businesses and has experience in the commercial lending field. He has served on the Board for over 35 years, has served as Chairman of our Board since 1995, and has served as chairman, trustee or director for over 20 non-profit organizations.

Age: 69 Director since: 1994 Current term expires: 2015 Committees: • Compensation and Management Development • Corporate Governance (Chair)

GARY G. BENANAV

Mr. Benanav retired in March 2005 from New York Life International, LLC where he was the Chief Executive Officer from December 1997, and the Vice Chairman and a director of New York Life Insurance Company from November 1999. He has served as a director of Express Scripts Holding Company since January 2000, a full-service pharmacy benefit management company. Mr. Benanav’s qualifications to be a member of our Board include having served as the executive officer of two U.S. corporations with assets in excess of $100 billion, extensive international business experience, extensive management responsibility for U.S. and international insurance and financial services companies, experience in dealing with regulators and legislators, extensive knowledge of finance and accounting matters including complex financial statement and accounting issues across various types of businesses, and practice as a business attorney for 15 years, including serving as a legal advisor to boards of directors for over five years. In addition, Mr. Benanav received a Presidential appointment as U.S. representative to APEC Business Advisory Council (2002 to 2005).

2	BARNES GROUP INC. 2015 PROXY STATEMENT

GOVERNANCE

Age: 61 Director since: 1978 Current term expires: 2015 Committees: • Audit • Executive (Chair)

WILLIAM S. BRISTOW, JR.

Mr. Bristow is President of W.S. Bristow & Associates, Inc., which is engaged in small business development. Mr. Bristow’s qualifications to be a member of our Board include his extensive knowledge of our Company with over 35 years of service as a member of our Board, ownership and direct management of W.S. Bristow & Associates and his expertise in the area of sales.

Age: 50 Director since: 2013 Current term expires: 2015 Committees: • Executive (ex officio, non-voting member)

PATRICK J. DEMPSEY

Mr. Dempsey was appointed the President and Chief Executive Officer of the Company in March 2013. Prior to this appointment, since February, 2012, he served as the Company’s Senior Vice President and Chief Operating Officer, and was responsible for oversight and direction of the Company’s global business segments, as well as working closely on the development and execution of the Company’s strategic plan. Mr. Dempsey joined the Company in October 2000 and has held a series of roles of increasing responsibility. He was appointed Vice President, Barnes Group Inc. and President, Barnes Aerospace in 2004, Vice President, Barnes Group Inc. and President, Barnes Distribution in October 2007, and Vice President, Barnes Group Inc. and President, Logistics and Manufacturing Services in October 2008. Mr. Dempsey’s qualifications to be a member of our Board include his extensive knowledge of the Company’s business operations and his depth of experience in the fields of business management, enterprise management systems, business development and international operations.

BARNES GROUP INC. 2015 PROXY STATEMENT	3

GOVERNANCE

Age: 66 Director since: 2002 Current term expires: 2015 Committees: • Audit • Compensation and Management Development (Chair)

MYLLE H. MANGUM

Ms. Mangum has served as Chief Executive Officer of IBT Enterprises, LLC, a leading provider of branch banking solutions, since October 2003. Prior to this, she served as the Chief Executive Officer of True Marketing Services, LLC since July 2002, focusing on consolidating marketing services companies. From 1999 to 2002, she was the Chief Executive Officer of MMS Incentives, Inc., a private equity company involved in developing and implementing marketing and loyalty programs in high-tech environments. She is currently a director of PRGX Global, Inc., Haverty Furniture Companies, Inc., and Express, Inc. She also served as a director of Collective Brands Inc., and its predecessor PaylessShoeSource, Inc., from 1997 to 2012, Scientific-Atlanta, Inc. from 1993 to 2006, Respironics, Inc. from 2004 to 2008, Matria Healthcare, Inc. from 2006 to 2008, and Emageon Inc. from 2004 to 2009. Ms. Mangum’s qualifications to be a member of our Board include her current service as a chief executive officer, and extensive business and management experience including, in addition to that mentioned above, serving as an executive with General Electric, BellSouth and Holiday Inn Worldwide. She has extensive knowledge of marketing, accounting and finance, as well as compliance and internal controls.

Age: 69 Director since: 2010 Current term expires: 2015 Committees: • Audit • Executive

HASSELL H. MCCLELLAN

Dr. McClellan retired in 2013 as an Associate Professor of Finance and Policy at Boston College’s Wallace E. Carroll School of Management, where he served as the Associate Dean from 1996 to 2000. Dr. McClellan had been a member of the faculty of Boston College since 1984. He specializes in global competitiveness and strategic management for boards of directors and financial services, and has both an MBA and a Doctor of Business Administration degree. Dr. McClellan has served as trustee of the Virtus Variable Insurance Trust (formerly Phoenix Edge Series Fund) since 2008, as trustee of both the John Hancock Variable Insurance Trust and John Hancock Funds II since 2005, as trustee of John Hancock Funds and John Hancock Funds III since 2012, and as trustee of Virtus Mutual Funds since January 1, 2015. Dr. McClellan’s qualifications to be a member of our Board include his extensive experience and expertise in global competitiveness, strategic planning and finance. In addition to his academic achievements in these areas, he has served as a board member or trustee of more than ten non-profit and private organizations.

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GOVERNANCE

Age: 43 Director since: 2014 Current term expires: 2015 Committees: • Audit

JOANNA L. SOHOVICH

Ms. Sohovich is Global President, STANLEY Engineered Fastening at Stanley Black & Decker, Inc. where she leads a global technology and manufactured goods business. Before being appointed to this position in 2015, she served as Global President, Industrial & Automotive Repair since 2012 and, prior to that, Industrial & Automotive Repair President - North America, Asia and Emerging Regions since 2011, both at Stanley Black & Decker, Inc. From 2002 to 2011, Ms. Sohovich served in several roles of increasing responsibility at Honeywell International, including President, Security & Communications from 2010 to 2011 emphasizing new product development and innovation, Vice President & General Manager, Commercial Building Controls from 2008 to 2010, leading growth initiatives across a broad commercial building controls portfolio, and Integration Leader from 2007 to 2008 resulting in Honeywell’s successful acquisition and integration of Maxon Corporation. Ms. Sohovich served as Vice President, Six Sigma for Honeywell from 2004 to 2005. Her earlier experience includes Plant Management, Repair and Overhaul Shop Management, Quality Management and service as an officer in the United States Navy. Ms. Sohovich’s qualifications to be a member of our Board include her extensive executive management and leadership experience, broad knowledge of industrial manufacturers, global mindset and direct experience in driving innovation and strategic growth initiatives.

CONTINUING DIRECTORS

Term Expiring in 2016

Age: 65 Director since: 2012 Current term expires: 2016 Committees: • Compensation and Management Development • Corporate Governance

FRANCIS J. KRAMER

Mr. Kramer is President and Chief Executive Officer and a member of the Board of Directors of II-VI Incorporated, a publicly traded company that is a global leader in engineered materials and optoelectronic components. He has served as a director of II-VI Incorporated since 1989, has been President since 1985, and was Chief Operating Officer from 1985 to 2007. He is a Board Advisor on the University of Pittsburgh’s Swanson School of Engineering. Mr. Kramer’s qualifications to be a member of our Board include his current service as a chief executive officer, and extensive experience in the fields of engineering, manufacturing, domestic and international operations, business development, strategic planning and extensive knowledge both domestically and internationally with acquisitions.

BARNES GROUP INC. 2015 PROXY STATEMENT	5

GOVERNANCE

Age: 68 Director since: 2006 Current term expires: 2016 Committees: • Audit (Chair) • Corporate Governance • Executive

WILLIAM J. MORGAN

Mr. Morgan is a retired partner of the accounting firm KPMG LLP (KPMG) where he served clients in the industrial and consumer market practices. After his retirement in 2006, and until 2010, he was a consultant to KPMG’s Leadership Development Group and Dean of KPMG’s Chairman’s 25 Leadership Development Program. He is the Audit Committee financial expert of our Board. From 2004 until 2006, Mr. Morgan was the Chairman of KPMG’s Audit Quality Council and, from 2002 until 2006, he was a member of its Independence Disciplinary Committee. He previously served as the Managing Partner of KPMG’s Stamford, Connecticut office. Mr. Morgan is currently a director of PGT, Inc. and The J.G. Wentworth Company. He previously served as a member of the Boards of Directors for KPMG and KPMG Americas. In addition to his service with KPMG and on other boards of directors, Mr. Morgan’s qualifications to be a member of our Board include his 39 year career and expertise in the accounting and auditing fields, as well as his extensive practice as a certified public accountant and experience working with global industrial companies relative to accounting, finance, auditing, controls, risk management, compliance and corporate governance.

DIRECTOR INDEPENDENCE

Board Independence. The Board has adopted categorical standards to guide it in determining director independence. Under these standards, which are part of our Corporate Governance Guidelines and listed below, an “independent” director must meet the independence requirements in the New York Stock Exchange (NYSE) listing standards, including the requirement that the Board must have affirmatively determined that the director has no material relationships with the Company, either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company.

a.	A director will not be independent if (i) the director is, or was within the preceding three years, employed by the Company; (ii) an immediate family member of the director is, or was within the preceding three years, employed by the Company as an “executive officer” (as such term is defined by the NYSE) other than on an interim basis; (iii) the director or any immediate family member has received from the Company, during any 12 consecutive months within the preceding three years, more than $120,000 in direct compensation from the Company, other than compensation received by an immediate family member of a director for service as a non-executive employee of the Company and director and committee fees and deferred compensation for prior service, provided, that such deferred compensation is not contingent on continued service; (iv) the director is employed by the Company’s independent auditor; (v) an immediate family member of the director is employed by the Company’s independent auditor (I) as a partner or (II) otherwise as an employee who personally works on the Company’s audit; (vi) the director or an immediate family member was within the last three years a partner or employee of the Company’s independent auditor and personally worked on the Company’s audit within that time; or (vii) a Company executive officer is, or was within the preceding three years, on the board of directors of a company which, at the same time, employed the Company director or an immediate family member of the director as an executive officer.

b.

The following commercial and charitable relationships will not be considered material relationships that would impair a director’s independence: (i) if a Company director is an employee, or an immediate family member is an executive officer, of another company that does business with the Company and, within any of the last three fiscal years, the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of the other company; (ii) if a Company director is an employee, or an

6	BARNES GROUP INC. 2015 PROXY STATEMENT

GOVERNANCE

immediate family member is an executive officer, of another company that is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the other company; and (iii) if a Company director serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than 1% of such organization’s total annual charitable receipts, provided, that the amount of the Company’s contributions shall not include the matching of charitable contributions by Barnes Group Foundation, Inc. pursuant to the Matching Gifts Program.

c.	For relationships not covered by b. above, the directors who are independent under the Corporate Governance Guidelines in a. and b. above will determine whether the relationship is material and, therefore, whether the director is “independent.” The Company will explain in the next proxy statement the basis of any Board determination that a relationship was immaterial despite the fact that it did not meet the categorical standards of immateriality in b. above.

The Board has determined that other than Mr. Barnes and Mr. Dempsey, all of our director nominees and our other two directors, Mr. Kramer and Mr. Morgan, are independent under the listing standards of the NYSE and the above categorical standards. Neither Mr. Dempsey, a current employee of the Company, nor Mr. Barnes, who was a Company employee through December 31, 2014, are independent. In the case of Mr. Benanav, the Board considered post-termination payments made in 2014 under a terminated commercial contract between the Company and Express Scripts Holding Company, where Mr. Benanav serves as a director. The contract, which expired on December 31, 2013, was for a pharmacy benefit program for the Company’s employees and was in the ordinary course of business. The Board determined that the relationship is not material.

Committee Independence. All members of the Audit Committee, Compensation and Management Development Committee (“Compensation Committee”) and Corporate Governance Committee are independent within the meaning of the NYSE listing standards and the above categorical standards, and all members of both the Audit Committee and the Compensation Committee meet the additional independence requirements of the NYSE listing standards that are applicable to members of such committees.

BOARD LEADERSHIP

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management and a highly engaged and high-functioning Board. The Company’s Corporate Governance Guidelines provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders.

Our Board has determined that if the Chairman is not an independent director, then there should be a Lead Independent Director elected by our independent directors. Currently, Mr. Barnes, who retired as a non-executive employee of the Company on December 31, 2014, serves as Chairman of the Board and Mr. Morgan serves as Lead Independent Director. Mr. Barnes is not considered independent under our categorical standards of director independence because he was within the past three years a non-executive employee of the Company.

BARNES GROUP INC. 2015 PROXY STATEMENT	7

GOVERNANCE

Responsibilities of the Lead Independent Director
• Preside at all meetings of the Board at which the Chairman of the Board is not present

• Preside at executive sessions of the independent directors

• Serve as a liaison between the Chairman of the Board and the independent directors

• Together with the Chairman of the Board, determine the nature and scope of the information sent to the Board

• Approve the final meeting agendas for the Board following review by the Chairman of the Board

• Approve meeting schedules to assure that there is sufficient time for discussion of all agenda items

• Has the authority to call meetings of the independent directors

• If requested by major stockholders, ensure that he is available for consultation and direct communication

• Perform such other duties as requested by the independent directors

The Board believes that the current structure is appropriate for the Company and provides for effective independent Board leadership and engagement. Our Chairman, although deemed not to be independent, has never been our chief executive officer and his prior employment as a non-executive, full-time employee was complementary to his regular duties as Chairman, as described on page 14 of this proxy statement. Nonetheless, because a strong, independent oversight function is a critical aspect of effective corporate governance, our Corporate Governance Guidelines require that the independent directors annually elect an independent director to serve as Lead Independent Director if the Chairman is not an independent director. This oversight function is enhanced by the fact that the Board’s Audit, Compensation and Corporate Governance Committees are comprised entirely of independent directors. Further, the Company’s non-management directors meet in regularly scheduled executive sessions, and the independent directors also periodically meet in executive sessions.

BOARD ROLE IN RISK OVERSIGHT

While risk management is the responsibility of the Company’s management team, the Board is responsible for oversight of the Company’s risk management activities. The Audit Committee has been designated by the Board to take the lead in overseeing risk management at the Board level. By its charter, the Audit Committee is required to discuss policies and guidelines that govern the risk assessment and risk management process, including assigning responsibility with respect to particular risks to other committees of the Board, and that it meet periodically with management to review and assess the Company’s major financial risk exposures and the manner in which they are being monitored and controlled. Accordingly, the Audit Committee periodically reviews risk assessment and risk management, including in the areas of legal compliance, internal audit and financial controls, litigation, and environmental, health and safety. In doing so, the Audit Committee considers the nature of the material risks the Company faces and the adequacy of the Company’s policies and procedures designed to respond to and mitigate these risks, and receives reports from management and other advisors, including periodic risk assessments by the Company’s Internal Audit department.

Although the Board’s primary risk oversight has been assigned to the Audit Committee, the full Board also periodically receives information about the Company’s risk management and the most significant risks that the Company faces. This is principally accomplished through regular attendance at Audit Committee meetings by the other Board members.

Additionally, as described below in “Risk Oversight and Assessment Policies and Practices”, the Compensation Committee oversees our compensation programs so that they are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and are not reasonably likely to have a material adverse effect on the Company.

8	BARNES GROUP INC. 2015 PROXY STATEMENT

GOVERNANCE

PROCESS FOR SELECTING DIRECTORS; STOCKHOLDER RECOMMENDED DIRECTOR CANDIDATES

The Corporate Governance Guidelines provide that nominees for directors are to be selected based on, among other things, their character, wisdom, judgment, ability to make independent analytical inquiries, business experiences and skills. In addition, consideration will be given to a nominee’s understanding of our business environment, time commitment, acumen and ability to act on behalf of the Company’s stockholders. Under the Process and Procedure for Identifying Director Candidates adopted by the Corporate Governance Committee (Director Candidates Process), the Corporate Governance Committee considers how a candidate represents, in combination with the other directors, a diversity of viewpoints, backgrounds, experiences and other demographics.

The Corporate Governance Committee will, as stated in the Director Candidates Process, consider director candidates recommended by stockholders of the Company, directors, officers and third-party search firms. When utilizing a third-party search firm, the search firm is instructed to identify candidates based on criteria specified by the Corporate Governance Committee, perform initial screenings of the candidates’ resumes, and conduct initial interviews.

The Corporate Governance Committee evaluates stockholder-recommended candidates in the same manner as all other candidates. Any stockholder wishing to submit a recommendation should do so in writing addressed to:

Chairperson, Corporate Governance Committee
c/o Senior Vice President, General Counsel and Secretary
Barnes Group Inc.
123 Main Street
Bristol, Connecticut 06010

Stockholder recommendations must comply with the information requirements of the notice provisions contained in the Company’s Bylaws in order to be considered. Letters recommending a director candidate must include, among other things, the stockholder’s name, address, and stock ownership information (if the stockholder is not the registered holder of shares, a written statement from the record holder of shares (e.g., a broker or bank) verifying the stockholder’s beneficial ownership must be provided); the stockholder’s opinion as to whether the recommended candidate meets the definition of “independent” under the Company’s Corporate Governance Guidelines and is “financially literate” as contemplated by the NYSE rules; a description of all agreements, arrangements and understandings between the nominee and any other person regarding the nomination by such stockholder, and any direct or indirect interest of such stockholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company; and the other disclosure requirements set forth in Section 7 of Article II of the Bylaws. The recommendation letter must also include similar information regarding the director candidate and other information, if any, that would be required to be disclosed with regard to a nominee for director in the solicitation of proxies for election of directors under federal securities laws, and the stockholder must include a completed questionnaire, representation and agreement signed by the candidate (which are provided by the Secretary of the Company upon written request). Stockholder nominations must also comply with the deadlines for submitting director nominations set forth in the Company’s Bylaws. A summary of these procedures is set forth below under the caption “Stockholder Proposals for 2016 Annual Meeting” on page 71.

BARNES GROUP INC. 2015 PROXY STATEMENT	9

GOVERNANCE

COMMUNICATION WITH THE BOARD

We have posted our Policy Regarding Reporting of Complaints and Concerns on our website. The policy provides that stockholders and other interested parties may communicate with the Board, a committee of the Board, the independent directors or with an individual director, by any of the methods listed below.

All complaints and concerns reported by the above methods will be received by a third-party provider, who will forward each complaint or concern to the Office of the General Counsel which is responsible for relaying communications for the Board to them. The Audit Committee Chair receives regular monthly summary reports of all complaints and concerns so reported.

By telephone:	1-800-300-1560
By internet:	https://www.compliance-helpline.com/welcomepagebarnesgroup.jsp
By regular mail:	Barnes Group Corporate Compliance Alertline
P.O. Box PMB 3667
13950 Ballantyne Corporate Place, Ste. 300 Charlotte, NC 28277-2712

BOARD OF DIRECTORS AND COMMITTEES

DIRECTOR ATTENDANCE

Directors are expected to attend our annual meeting of stockholders and all Board meetings and meetings of the committees on which they serve. Our Board held six regular meetings and two special meetings during 2014. Each director attended at least 75% of the meetings of the Board and committees on which the member served while the Director was a member. Overall attendance at Board and committee meetings during 2014 averaged 99% for our current directors as a group. All directors attended the 2014 annual meeting.

Our Corporate Governance Guidelines also provide that the Board should generally have no fewer than six and no more than twelve directors. The Board currently has nine directors. Following the 2015 Annual Meeting there are still expected to be nine directors. Each director is required to resign from the Board no later than the annual meeting of stockholders following his or her 72nd birthday. Each director is also required to advise the Chairman of the Board of any change in his or her status, including a change in employment or service on other boards of directors, or retirement from his or her principal occupation or another board of directors. Mr. Barnes, Chairman of the Board, is designated to preside at executive sessions of non-management directors. Mr. Morgan, the Lead Independent Director, is designated to preside at executive sessions of the independent directors.

10	BARNES GROUP INC. 2015 PROXY STATEMENT

GOVERNANCE

BOARD COMMITTEES

We have a standing Audit Committee, Compensation Committee and Corporate Governance Committee. The primary responsibilities for each of these committees are summarized below. The charter for each of these committees is available on the Company’s website, www.BGInc.com. We also have an Executive Committee.

AUDIT COMMITTEE
The Audit Committee is responsible for overseeing accounting policies and practices, financial reporting and the internal controls structure. The Audit Committee also has responsibility for overseeing legal and regulatory compliance and our independent auditor’s qualifications, performance and independence, and for risk oversight of the Company generally. The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that Mr. Morgan, who qualifies as an independent director under the NYSE listing standards and the Company’s Corporate Governance Guidelines, is an “audit committee financial expert” as defined by the Securities and Exchange Commission (SEC). For additional information about the Audit Committee’s oversight of the risks faced by the Company, see “Board Role in Risk Oversight” above.

Number of Meetings in 2014:

8

Committee Members:

William J. Morgan, Chair

William S. Bristow, Jr.

Hassell H. McClellan

JoAnna L. Sohovich

Independence:

The Board has determined that all committee members are independent within the meaning of the NYSE listing standards and the Company’s standards

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Compensation Committee acts on behalf of the Board to establish the compensation of executive officers and other key officers and provides oversight of the Company’s compensation philosophy, and of compensation policies and practices as they relate to risk management. The Compensation Committee also acts as the oversight committee with respect to the Performance-Linked Bonus Plan, the 2014 Barnes Group Inc. Stock and Incentive Award Plan (the “Stock and Incentive Award Plan”), and other arrangements covering executive officers and other senior management. The Compensation Committee’s processes for establishing and overseeing executive compensation can be found in the Compensation Discussion and Analysis section below. In overseeing those plans and programs, the Compensation Committee may delegate authority for day-to-day administration and interpretation of the plans, including selection of participants, determination of award levels within plan parameters, and approval of award documents, to officers of the Company or the Company’s Benefits Committee. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of the key officers.

The Compensation Committee also oversees management succession planning programs, including succession plans for the Chief Executive Officer, and reports to the Board at least annually regarding the strengths and weaknesses of the Company’s processes for management development and succession planning. Compensation Committee agendas are established in consultation with the Compensation Committee Chair and its independent compensation consultant. The Compensation Committee has sole authority to retain outside advisors to assist in evaluating executive officer compensation, and approve the terms of engagement including the fees of such advisors. The Compensation Committee typically meets in executive session without management present during each meeting.

Number of Meetings in 2014:

4

Committee Members:

Mylle H. Mangum, Chair

Gary G. Benanav

Francis J. Kramer

Independence:

The Board has determined that all committee members are independent within the meaning of the NYSE listing standards and the Company’s standards

BARNES GROUP INC. 2015 PROXY STATEMENT	11

GOVERNANCE

CORPORATE GOVERNANCE COMMITTEE
The Corporate Governance Committee makes recommendations concerning Board membership, functions and compensation and the Company’s overall corporate governance policies and practices. The Corporate Governance Committee serves as the nominating committee for the Board. The process by which the Corporate Governance Committee considers nominees to the Board is described in “Process for Selecting Directors; Stockholder Recommended Director Candidates” above. Additional responsibilities include board succession matters, the annual performance review of the Chairman of the Board, reviewing matters relating to potential director conflicts of interest, overseeing the Company’s practices related to political activities, and administering the Company’s related person transactions policy.	Number of Meetings in 2014:
3
Committee Members:
Gary G. Benanav, Chair
Francis J. Kramer
William J. Morgan
Independence:
The Board has determined that all committee members are independent within the meaning of the NYSE listing standards and the Company’s standards

DIRECTOR COMPENSATION IN 2014

The Corporate Governance Committee reviews and makes recommendations to the Board regarding the form and amount of compensation for non-employee directors. As part of its review, the Corporate Governance Committee periodically obtains competitive market data. The Company’s director compensation program is designed to attract and retain highly qualified directors and to reward the time, effort, expertise and accountability required of active

Board membership. In general, the Corporate Governance Committee and the Board believe that annual compensation for non-employee directors should consist of both a cash component, designed to compensate members for their service on the Board and its Committees, and an equity component, designed to align the interests of directors and stockholders and, by vesting over time, to create an incentive for continued service on the Board.

12	BARNES GROUP INC. 2015 PROXY STATEMENT

DIRECTOR COMPENSATION

The following table describes the components of our non-employee director compensation program for 2014:

Compensation Element	Description
Annual Retainer	• $51,000
Annual Equity Retainer[1]	• RSUs valued at approximately $81,000 that vest one year after grant date

•  Accelerated vesting in the event of a change in control, service terminates as a result of death or disability, or retirement before the 1st anniversary of the grant date and after attaining age 72 provided the director signs a covenant not to compete and release of claims

	• Dividend equivalents equal to the dividend per share are paid on each RSU on each dividend payment date
Annual Chair Retainer	• Audit Committee	$12,000
	• Compensation Committee[2]	$12,000
	• Corporate Governance Committee	$5,000
	• Finance Committee[3]	$5,000
	• Executive Committee	$2,500
	All annual retainers are paid quarterly, other than the Executive Committee Chair retainer, which is payable in full only at the first meeting in any year in which the Executive Committee meets
Board and Committee Meeting Fees	• In-person	$1,500
	• Telephonic	$1,000
Actions in Writing	• None
Other Fees	• Eligible to earn fees in similar amounts to meeting fees for:
	• Serving on or chairing ad hoc or special committees of the Board
	• Participating in specific Board projects, such as attending meetings with the Company’s senior management and interviewing prospective director or senior officer candidates
Other Benefits	• Business travel accident insurance
	• Matching charitable gifts under the Barnes Group Foundation, the Company’s charitable foundation
	• Life insurance and accidental death and dismemberment insurance (only grandfathered for directors who joined before January 1, 2012)
New Director Award (one-time grant)	• RSUs valued at approximately $50,000 that vest three years after grant date
Non-Management Director Stock Ownership Requirements	• Ownership of five times the annual cash retainer (see below for more details)

•  Each of our non-management directors met this requirement as of December 31, 2014, with the exception of our newest directors, Mr. Kramer and Ms. Sohovich, who joined the Board in December 2012 and May 2014, respectively

[1]	As reflected below, our Chairman, Mr. Barnes, who was a non-management employee until his retirement effective December 31, 2014, received the same RSU grant that the non-employee directors received in 2014.

[2]	We inadvertently included a retainer amount of $5,000 in the Company’s proxy statement last year, instead of $12,000. The retainer for both 2013 and 2014 was $12,000.

[3]	The Board eliminated the Finance Committee on May 9, 2014. Finance Committee-related matters were integrated into the agendas of the Board and the Audit Committee, as appropriate.

BARNES GROUP INC. 2015 PROXY STATEMENT	13

DIRECTOR COMPENSATION

DEFERRED COMPENSATION

Under the Non-Employee Director Deferred Stock Plan, as amended and restated, each non-employee director who joined the Board before December 15, 2005 was granted at the time of joining the right to receive 12,000 shares of Common Stock when his or her membership on the Board terminates or, if sooner, when a change in control occurs. The plan also provides for the payment of dividend equivalents equal to one dividend per share for each dividend payment date. Only Messrs. Barnes, Benanav, and Bristow and Ms. Mangum are eligible for the Non-Employee Director Deferred Stock Plan. Mr. Barnes became a participant in the plan when it was initially adopted in 1987. He became an employee in 1993 and continues to participate in the plan. The Board froze the plan on December 15, 2005.

Under the Directors’ Deferred Compensation Plan, as amended and restated, each non-employee director may defer all or a portion of his or her Board retainer and meeting fees, and/or the dividend equivalents paid under this plan. Directors may elect to credit such deferred compensation to a cash account, a phantom stock account, or a combination of the two.

NON-MANAGEMENT DIRECTOR STOCK OWNERSHIP REQUIREMENTS

As reflected above, under our stock ownership requirements, each of our non-management directors is required to accumulate an ownership position in Company Common Stock equal in value to five times the annual cash retainer. Two-thirds of the value of unvested RSUs count toward achieving ownership requirements. Directors are required to retain all net after-tax proceeds from Company equity grants until ownership levels are met. Once ownership levels are met, the requirement is converted to a fixed number of shares, subject to increases based on increases to the annual cash retainer.

CHAIRMAN OF THE BOARD COMPENSATION IN 2014

Mr. Barnes retired as an employee of the Company on December 31, 2014. During his period of employment, the Corporate Governance Committee periodically reviewed the compensation of the Chairman of the Board. Since April 1, 2011 and continuing through his retirement as an employee of the Company on December 31, 2014, Mr. Barnes received an annual base salary of $280,000. Below is a summary of his principal duties during 2014:

•	Performing his duties as Chairman of the Board

•	Working with the executive officers of the Company to develop relationships with possible strategic partners

•	Engaging in various operational corporate activities when requested

•	Chairing Barnes Group Foundation, Inc.
•	Maintaining an active role in community affairs in the Bristol and Hartford, Connecticut areas

•	Performing various other duties as a non-executive employee of the Company

During 2014, as an employee Mr. Barnes did not report to any executive officer and was not compensated based on the Company’s performance as are other executive officers. As noted in the above table, Mr. Barnes received the same RSU grant that the non-employee directors received on February 12, 2014. In addition, as reflected in the below table, in February 2014 the Corporate Governance Committee approved a cash recognition award in the amount of $50,000 for Mr. Barnes, based on the significant guidance given to the Company during 2013 and his contributions to the successful completion of the 2013 acquisition and integration of the Männer business.

14	BARNES GROUP INC. 2015 PROXY STATEMENT

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION CHANGES EFFECTIVE JANUARY 1, 2015

In 2014, the Corporate Governance Committee reviewed the design and competitive positioning of the Company’s director compensation program with assistance from consulting firm Meridian Compensation Partners, LLC (Meridian). This review included benchmarking the Company’s director compensation program structure and pay levels against the Company’s 24-company peer group, and a specific review of non-employee Chairman compensation in light of Mr. Barnes’ planned retirement as a Company employee effective December 31, 2014. The review resulted in the following changes, effective January 1, 2015:

•	Established an annual retainer for the Chairman of the Board of $100,000;

•	Eliminated Board and Committee meeting fees, and increased the annual retainer for non-employee directors from $51,000 to $87,500;
•	Increased the annual equity award for which non-employee directors are eligible from $81,000 of share value in restricted stock units to $87,500 of share value; and

•	Increased the annual committee chair retainers as follows:

•	Audit Committee Chair: from $12,000 to $17,500;

•	Compensation Committee Chair: from $12,000 to $15,000; and

•	Corporate Governance Committee Chair: from $5,000 to $10,000.

This is the first increase in non-management director compensation since January 1, 2012.

DIRECTOR COMPENSATION TABLE

The following table sets forth the aggregate amounts of compensation information for the year ended December 31, 2014 for non-management directors.

Name	Year	Fees Earned or Paid in Cash	Stock Awards[1]	Bonus[2]	Changes in Pension Value and Nonqualified Deferred Compensation Earnings[3,4]	All Other Compensation[5]	Total
Thomas J. Albani	2014	$28,734	$77,268	$—	$—	$12,705	$118,707
John W. Alden	2014	30,522	77,268	—	—	11,953	119,743
Thomas O. Barnes	2014	—	77,268	50,000	246,401	420,521	794,190
Gary G. Benanav	2014	80,000	77,268	—	2,585	4,498	164,351
William S. Bristow, Jr.	2014	67,000	77,268	—	—	498	144,766
Francis J. Kramer	2014	72,000	77,268	—	—	300	149,568
Mylle H. Mangum	2014	84,000	77,268	—	—	498	161,766
Hassell H. McClellan	2014	71,000	77,268	—	—	4,498	152,766
William J. Morgan	2014	91,000	77,268	—	—	2,498	170,766
JoAnna L. Sohovich	2014	47,903	47,548	—		4,300	99,751

[1]	Stock Awards represent the aggregate grant date fair value of RSUs granted to directors under the Stock and Incentive Award Plan.

[a]	Stock awards outstanding at December 31, 2014 were 14,081 for Messrs. Barnes, Benanav, Bristow and Ms. Mangum; 2,081 for Messrs. McClellan and Morgan; 1,291 for Ms. Sohovich; and 4,446 for Mr. Kramer.

[2]	The amount listed for Mr. Barnes for 2014 represents a $50,000 cash bonus based on the significant guidance given to the Company during 2013 and his contributions to the successful completion of the 2013 acquisition and integration of the Männer business.

[3]	At December 31, 2014, the Change in Pension Value and Nonqualified Deferred Compensation Earnings for Mr. Barnes relates to the SRIP, the RBEP, the SERP and the MSSORP (each as defined below). The change in the pension value was as follows: SRIP: $203,143; RBEP: $20,452; SERP: ($468); and MSSORP: $23,274.

BARNES GROUP INC. 2015 PROXY STATEMENT	15

DIRECTOR COMPENSATION

[4]	Mr. Benanav participates in the Barnes Group Inc. Directors’ Deferred Compensation Plan, as amended and restated. Interest is credited each quarter, on the amount of deferred director fees and dividends, based upon the rate of interest for prime commercial loans on the first business day of each quarter. Any preferential amount would be determined by calculating the difference between the actual interest credited to Mr. Benanav and the interest that would have been earned using 120% of a ten-year Treasury bill rate. During 2014, there was $2,585 of preferential interest earned and the aggregate balance of this deferred compensation at December 31, 2014 was $1,401,484.

[5]	The compensation represented by the amounts for 2014 set forth in the All Other Compensation column for the directors is detailed in the following table:

Name	Year	Taxes Paid on All Other Compensation[a]	Life Insurance Premium[b]	All Other Perquisites[c]	Salary[d]	Other[e]	Total
Thomas J. Albani	2014	$—	$—	$—	$—	$12,705	$12,705
John W. Alden	2014	—	—	—	—	11,953	11,953
Thomas O. Barnes	2014	52,849	68,838	4,000	280,000	14,834	420,521
Gary G. Benanav	2014	—	—	—	—	4,498	4,498
William S. Bristow, Jr.	2014	—	—	—	—	498	498
Francis J. Kramer	2014	—	—	—	—	300	300
Mylle H. Mangum	2014	—	—	—	—	498	498
Hassell H. McClellan	2014	—	—	—	—	4,498	4,498
William J. Morgan	2014	—	—	—	—	2,498	2,498
JoAnna L. Sohovich	2014	—	—	—	—	4,300	4,300

[a]	Includes taxes paid pursuant to the terms of the SEELIP, under which the Company pays the policy premiums, and pays the income tax liability arising from its payment of the premiums and taxes, and also includes taxes paid on the reimbursement for spousal travel to a Company event. As previously disclosed, the SEELIP was closed to new participants effective April 1, 2011. The amount reflected is based on the maximum tax rates of the director’s jurisdiction.

[b]	At December 31, 2014, the aggregate balance included $50,115 of life insurance premiums paid on behalf of Mr. Barnes under the SEELIP and $18,723 of income related to a split dollar life insurance policy. The compensation associated with the split dollar life insurance agreement was calculated by determining Mr. Barnes’s current share in the policy and multiplying that by an estimated term life insurance rate based upon certain factors such as the age of the insured and the amount of the policy.

[c]	Included in All Other Perquisites are payments made for financial planning services.

[d]	Mr. Barnes received an annual salary of $280,000 as an employee of the Company in 2014.

[e]	Included in Other are matching contributions made by the Company under the Barnes Group Inc. Retirement Savings Plan for Mr. Barnes, life and accidental death and dismemberment insurance premiums paid by the Company for the benefit of Messrs. Albani, Alden, Benanav, Bristow, McClellan and Morgan and Ms. Mangum; matching charitable contributions under the Barnes Group Foundation, Inc. matching gifts program for the benefit of all of the directors; and spousal travel to a Company event for Mr. Barnes.

16	BARNES GROUP INC. 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

ITEM 2 - ADVISORY VOTE TO APPROVE THE COMPANY’S EXECUTIVE COMPENSATION

We seek our stockholders’ advisory (non-binding) vote to approve the compensation of our named executive officers as described in the Compensation Discussion and Analysis (CD&A), the accompanying executive compensation tables, and the related narrative discussion regarding named executive officer compensation. This advisory proposal, known as a “say-on-pay” vote, gives stockholders the opportunity to vote whether or not to approve the compensation of our named executive officers as described in this proxy statement.

We recognize the interest our stockholders have in the Company’s executive compensation programs. As such, we currently hold an annual say-on-pay vote. Our next say-on-pay vote will occur at our 2016 annual meeting.

The Company’s executive compensation programs are designed to attract, engage and retain highly qualified executive officers to lead and drive the execution of the Company’s strategy and the achievement of the Company’s goals and objectives. The Company has a strong pay-for-performance philosophy and, as a result, the compensation paid to our named executive officers is closely aligned with the Company’s performance. We encourage stockholders to review the CD&A for a detailed description of our executive compensation programs.

The Board recommends that stockholders vote FOR the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the accompanying executive compensation tables and the related narrative discussion.”

This vote is advisory, which means that it is not binding on the Board or the Compensation Committee, nor will it affect any compensation paid or awarded to any named executive officer. However, the Board and the Compensation Committee will review and consider the voting results when evaluating our future executive compensation arrangements.

The Board recommends a vote FOR the advisory vote to approve the Company’s executive compensation.

This Compensation Discussion and Analysis provides a detailed discussion of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. We also provide details regarding the individual components of our executive compensation programs and explain how and why the Compensation Committee makes decisions to establish executive compensation at particular levels. Our named executive officers (NEOs) for 2014 were:

NEO	Title
Patrick J. Dempsey	President and Chief Executive Officer
Christopher J. Stephens, Jr.	Senior Vice President, Finance and Chief Financial Officer
Scott A. Mayo	Senior Vice President, Barnes Group Inc., and President, Barnes Industrial
Richard R. Barnhart	Senior Vice President, Barnes Group Inc., and President, Barnes Aerospace
Dawn N. Edwards	Senior Vice President, Human Resources

BARNES GROUP INC. 2015 PROXY STATEMENT	17

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

During 2014, the Company continued its focus on executing its strategy and driving long-term profitable growth. We built on the momentum of our recent portfolio transformation, including both the divesture of the Barnes Distribution North America business and the acquisition of the Männer business in 2013, by focusing on increasing our presence in end markets with long-term growth, cyclical moderation, and expanding our global footprint. We also continued to focus on driving profitable growth through increased organic sales, as well as productivity improvements through enhancing the Barnes Enterprise System (BES). BES promotes a culture of employee engagement and fosters continuous improvement and innovation in all of our business processes that enables us to respond more adeptly to our customers’ needs and achieve results that drive sustainable profitable growth. These actions culminated in strong performance in 2014, which included revenue growth of 16% from the prior year.

In addition, we continued to build out the executive leadership team in 2014. Mr. Mayo joined the

Company and was appointed on March 17, 2014 to the position of Senior Vice President of Barnes Group and President, Barnes Industrial, having oversight of our Industrial business segment.

The Company’s executive compensation programs for 2014 remained relatively unchanged from 2013. We continued to use Company-wide consolidated revenue (Revenue) and Company-wide consolidated operating margin (Operating Margin or OM) as annual incentive performance measures. In addition, the Company transitioned to diluted earnings per share (EPS), replacing the basic EPS measure used in the 2013 annual incentive program. These three measures applied to Mr. Dempsey, Mr. Stephens, and Ms. Edwards. Mr. Mayo and Mr. Barnhart were each measured 40% on these corporate measures and 60% on the performance of the Industrial segment and Aerospace segment, respectively. Overall, this combination of performance measures is designed to emphasize profitability and productivity, and drive sales growth.

For Mr. Dempsey, Mr. Stephens, and Ms. Edwards, we calculated annual incentive compensation using the following corporate measures and weighting, resulting in a payout of 265% of target:

Corporate Performance Measures	Weighting (%)	As Certified 2014 Results*	Comparison to Target
Diluted EPS	60%	$2.25	$0.21 above target
Revenue (in millions)	20%	$1,274	$10 above target
Operating Margin	20%	14.7%	80 basis points above target

Mr. Mayo’s annual incentive compensation was based 40% on the corporate measures and weighting as shown above (265% of target payout), and 60% on the following measures and weighting for the Industrial segment (resulting in a payout of 125% of target):

Industrial Segment Performance Measures	Weighting (%)	As Certified 2014 Results*	Comparison to Target
Operating Profit (in millions)	60%	$119.8	$2.2 above target
Revenue (in millions)	20%	$834	$6 above target
Operating Margin	20%	14.4%	20 basis points above target

18	BARNES GROUP INC. 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Barnhart’s annual incentive compensation was based 40% on the corporate measures and weighting as shown above (265% of target payout), and 60% on the following measures and weighting for the Aerospace segment (resulting in a payout of 167% of target):

Aerospace Segment Performance Measures	Weighting (%)	As Certified 2014 Results*	Comparison to Target
Operating Profit (in millions)	60%	$46.3	$2.3 above target
Revenue (in millions)	20%	$403	$6 above target
Operating Margin	20%	11.5%	40 basis points above target

*	Detailed descriptions of the measures and process used to determine adjustments can be found below in the “Annual Cash Incentive Awards” section on page 25.

In 2015, the Company will transition to using days working capital as an annual incentive performance measure, replacing Operating Margin. See further discussion below in “2015 Key Executive Compensation Changes.”

Long-term incentive awards are the largest component of our NEOs’ annual compensation opportunity. The program continues to consist of relative measure performance share awards (Relative Measure PSAs or RM PSAs), restricted stock units (RSUs), and stock options. In 2014, we continued the measures and weightings shown below.

The Relative Measure PSA component of our long-term program for 2014 compares the Company’s performance over a three-year period against the performance of Russell 2000 Index companies. The grants made in 2014 cover the 2014 to 2016 performance period. Payouts, if any, under the 2014 grants will be made in 2017. As discussed below in “2015 Key Executive Compensation Changes,” in 2015 the program will transition to using return on invested capital as a performance measure instead of diluted EPS growth.

In 2014, the 2011 grant of Relative Measure PSAs paid out at 184.3% of target (50th percentile), based on the following certified performance results:

•	TSR growth of 85% (the 73rd percentile);

•	Operating income before depreciation and amortization (EBITDA) growth of 54% (the 64th percentile); and

•	Basic EPS growth of 105% (the 80th percentile).

Detailed descriptions of the certified performance results, including the process used to determine adjustments, can be found in the “Annual Cash Incentive Awards” section on page 25.

BARNES GROUP INC. 2015 PROXY STATEMENT	19

COMPENSATION DISCUSSION AND ANALYSIS

SAY-ON-PAY VOTE

The Compensation Committee believes that our executive compensation programs are consistent with our pay-for-performance philosophy. Each year, we evaluate our programs in light of market conditions, stockholder views (including the results of our annual say-on-pay resolution), and governance considerations, and make changes deemed appropriate for our business. At the 2014 annual stockholders meeting, we had relatively strong support from our stockholders with respect to the compensation of our NEOs, with over 81% of the votes cast in favor of our say-on-pay resolution. We continue to evaluate our compensation programs by taking into account the voting results, other investor feedback through our annual outreach efforts, and other factors used in assessing our executive compensation programs as discussed in this Compensation Discussion and Analysis.

SUMMARY OF EXECUTIVE CHANGES FOR 2014

On March 17, 2014, Mr. Mayo joined the Company and was appointed Senior Vice President and President, Barnes Industrial. Mr. Mayo was appointed with an annual base salary of $425,000, a target annual incentive of 50% of base salary and a maximum annual incentive of 150% of base salary (both pro-rated for 2014). Mr. Mayo was also awarded annual long-term incentive compensation grants in 2014 consistent with his annual long-term compensation target of $400,000.

In consideration of Mr. Mayo’s forfeiture of unvested equity awards in connection with his departure from his prior employer, Mr. Mayo was granted a special award of RSUs and Relative Measure PSAs valued at approximately $650,000 (split 50% in RSUs and 50% in Relative Measure PSAs). Mr. Mayo was also provided with a relocation benefit in connection with his move to the Company’s headquarters area.

EXECUTIVE COMPENSATION PHILOSOPHY

We believe that executive compensation should support and reinforce a pay-for-performance philosophy. Consequently, our NEO compensation is closely aligned with the Company’s performance on both a short and long-term basis. We tie a significant portion of the compensation opportunity for our NEOs directly to the Company’s stock performance and other objectives that we believe affect stockholder value. As a result, if the Company’s performance meets or exceeds pre-established performance targets, including achieving performance levels at or above the 50th percentile compared to Russell 2000 Index companies, and/or our stock price increases, the NEOs have an opportunity to realize significant compensation in the form of annual cash incentive payouts and long-term equity payouts. If the Company’s performance does not meet pre-established performance targets, such as performance below the 50th percentile compared to Russell 2000 Index companies, and/or our stock price declines, the NEOs have significant downside financial risk.

The Company aims to provide our NEOs with the opportunity to earn total direct compensation targeted in a range around the median compared to a defined peer group of companies (the “Peer Group”). Individual executive compensation may be above or below the target range based on the individual’s performance, experience, skill set and responsibilities. We also use survey data to inform the Compensation Committee about the external market value of our executive roles. We believe that targeting the median range for total direct compensation provides an opportunity for appropriate compensation levels that will attract high quality executives, provide the proper incentives to our NEOs for achievement of our strategic objectives and retain our NEOs over the long-term.

20	BARNES GROUP INC. 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

TOTAL DIRECT COMPENSATION IN 2014

Total direct compensation includes the following three elements: annual base salary; annual cash incentive awards; and long-term incentive awards. The Compensation Committee can vary the performance measures from year to year as needed to reinforce strategic priorities. In addition, our NEOs are eligible for change in control and severance benefits; defined benefit or defined contribution program benefits, retirement and executive life insurance programs; and certain limited perquisites.

Performance-based compensation in the form of annual and long-term incentives constituted over 80% of 2014 total direct compensation for our CEO and, on average, over 75% of 2014 total direct compensation for our other NEOs. The actual mix of compensation for our CEO and other NEOs is shown below.

[1]	Mr. Mayo was appointed an executive officer of the Company on March 17, 2014. Mr. Mayo’s compensation from the date of his appointment is annualized for the entire year.

The Summary Compensation Table on page 40 provides details regarding the compensation for each NEO.

KEY EXECUTIVE COMPENSATION CHANGES FOR 2015

We made two key changes to our annual and long-term compensation performance measures in 2015. Both of these changes are consistent with our growth strategy which requires focus in the management of capital. In addition, both changes are based generally on our review of prevalence of these measures among our Peer Group, and in response to investor feedback.

•	Annual Incentive Awards: We are replacing Operating Margin as a performance measure with a cash metric. The cash metric will be based on days working capital (DWC). DWC reflects accounts receivables (what our customers owe) plus inventory (material, labor and overhead costs used to produce products we sell to customers) less accounts payables (what we owe our suppliers for products and services we purchase). DWC is designed to enhance our focus on driving cash flow from operating activities.

•	Long-Term Incentive Awards: We are replacing diluted EPS growth relative to the Russell 2000 with return on invested capital (ROIC) as a performance measure. ROIC is defined as net income, adjusted for accounting changes and after-tax interest expense, divided by the sum of the average total debt, stockholders equity, and any non-controlling interest. Using ROIC as a performance measure enhances our focus on executing the Company’s strategy and driving long-term value creation. ROIC performance will be based on pre-established targets to better enable us to track progress during the performance period and effectively balance the long-term incentive program with both internal and external measures.

BARNES GROUP INC. 2015 PROXY STATEMENT	21

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION GENERAL OBJECTIVES AND PROCESS

The primary objective of the Company’s executive compensation program is to support our long-term strategic business goals of building lasting stockholder value and achieving sustainable profitable growth. To support these goals, our compensation programs for our NEOs are designed to:

•	Provide appropriate incentives by linking and balancing significant short- and long-term compensation opportunities to Company performance and TSR;

•	Reward NEOs who contribute meaningfully to achieving our strategic objectives;

•	Require NEOs to hold a significant equity investment in our Company so that they manage the business from the perspective of stockholders;

•	Align our compensation polices with stockholders’ long-term interests by assigning a significant portion of potential compensation to performance-based pay elements that depend on achieving the Company’s goals, but that do not encourage excessive risk-taking;

•	Attract, retain and engage highly qualified individuals by offering competitive, balanced compensation arrangements based upon clear goals that vest on continued employment; and

•	Maximize the tax effectiveness of the total compensation and benefits package, and minimize potentially adverse tax and accounting consequences, in each case to the extent practicable.

The Compensation Committee is responsible for determining the types and amounts of compensation paid to our NEOs. The Compensation Committee uses several tools to make these determinations, including external consultants and peer group analysis.

External Consultants

In 2014, Company management outsourced certain executive compensation analysis services to Frederic W. Cook & Co., Inc. (Cook) and Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (Mercer). As part of these services in 2014, Mercer compiled annual competitive compensation data and reviewed the Company’s compensation practices in terms of competitiveness, appropriateness and alignment with our performance, as well as the mix of pay.

The Compensation Committee directly retains a consulting firm, Meridian Compensation Partners, LLC (Meridian), to assist in its oversight of the executive compensation program, which includes reviewing and assessing information provided by management, including the analysis furnished by Cook and Mercer. The fees for Meridian are negotiated directly by the Compensation Committee and paid by the Company at the Compensation Committee’s request. Meridian did not provide any services to the Company in 2014 other than advice on executive compensation.

Meridian regularly participates in Compensation Committee meetings, both with and without Company management, and advises the Compensation Committee on compensation trends and best practices, plan design, pay and performance alignment and the process used to determine the reasonableness of individual compensation awards. The Compensation Committee believes that the use of a separate consultant helps ensure that the Company’s executive compensation program is reasonable and consistent with Company goals and evolving governance considerations. In addition, the Compensation Committee from time to time directly retains its own outside legal counsel.

Before retaining a compensation consultant or any other external advisor, the Compensation Committee evaluates the independence of such advisors. In 2014, the Compensation Committee assessed Meridian’s independence, taking into account SEC Rule 10C-1(b)(4) and the corresponding NYSE independence factors regarding compensation advisor independence. Based on this assessment, the Compensation Committee believes that there is no conflict of interest and that its advisors are able to independently advise the Compensation Committee.

Peer Group Analysis

A primary data source used in setting NEO compensation is the information publicly disclosed by our Peer Group. The Peer Group is reviewed periodically and updated as appropriate to take into account changes in the size, scope, financial performance, ownership structure and business focus of the Company and the peer institutions.

22	BARNES GROUP INC. 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

In 2013, the Compensation Committee requested a complete review of the Peer Group given the changes to our business with the sale of the Barnes Distribution North America business in 2013 and the acquisition of the Synventive Molding Solutions business in 2012. With the assistance of Cook, management recommended a preliminary Peer Group. In developing this Peer Group, Cook considered companies: with revenue ranging from about one-half to two times the Company’s revenue; that operated in one of the same industries as the Company; and that used the same distribution channels as the Company. Companies with a significant concentration of ownership by one party were removed from consideration. In addition to the factors described above, Cook reviewed the following additional criteria to evaluate potential peer companies:

•	Primarily focused on manufacturing

•	Multiple lines of business

•	Involved with specialty products

•	Similar customer base
•	Derives at least 25% of its revenue from outside the United States

•	Included in the Peer Group assigned to the Company by at least one of the major proxy advisory firms

•	Includes the Company in its peer group

Based on this review, the Compensation Committee approved a new Peer Group in October 2013 which was used in evaluating 2014 NEO compensation. When establishing the Peer Group, the Compensation Committee reviewed the rankings of the Company compared to the Peer Group in a variety of categories, including Revenue Growth, EBITDA Growth, Net Income Growth, Basic EPS Growth, Return on Average Invested Capital, and TSR.

Our Peer Group is composed of the following 24 companies shown below. In addition, in connection with our annual compensation review process, in July 2014 the Compensation Committee reviewed tally sheets for each NEO that provided total compensation information, including direct compensation and benefits, as well as possible payments under various termination scenarios.

2014 Peer Group
Actuant Corporation	Esterline Technologies Corporation
Altra Holdings Inc.	Franklin Electric Company
B/E Aerospace, Inc.	Graco Inc.
Chart Industries	Hexcel Corp.
Circor International, Inc.	IDEX Corporation
Clarcor, Inc.	Kennametal Inc.
Columbus McKinnon Corporation	Nordson Corporation
Crane Company	Standex International Corp.
Curtiss-Wright Corporation	TriMas Corporation
Donaldson Company, Inc.	Valmont Industries Inc.
Enpro Industries Inc.	Watts Water Technologies, Inc.
Esco Technologies Inc.	Woodward, Inc.

BARNES GROUP INC. 2015 PROXY STATEMENT	23

COMPENSATION DISCUSSION AND ANALYSIS

The Role of Executive Officers

Our President and Chief Executive Officer provides the Compensation Committee with a performance assessment for each of the other NEOs. Mr. Dempsey provided the Compensation Committee with his assessments of NEO performance and recommendations on salary changes, annual equity grants, and special equity grants. Mr. Dempsey also provided the Compensation Committee with a recommendation on Mr. Mayo’s compensation package. The Compensation Committee uses these assessments, along with other information, to determine NEO compensation. Mr. Dempsey and Ms. Edwards, Senior Vice President, Human Resources, regularly attend Compensation Committee meetings at the request of the Compensation Committee, but are not present for any discussion of the individual components of their own compensation. In addition, Mr. Stephens, Senior Vice President, Finance, and Chief Financial Officer, provides financial information used by the Compensation Committee to make decisions regarding incentive compensation targets and related payouts.

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

For 2014, the compensation for our NEOs included the following elements:

•	Base salary;

•	Annual cash incentive awards;

•	Long-term incentive awards;

•	Change in control and severance benefits;

•	Defined benefit or defined contribution, retirement and executive life insurance programs; and

•	Limited perquisites.

Only base salary, annual cash incentive awards and long-term incentive awards are taken into account to set the target total direct compensation mix for each NEO. Based on competitive compensation data developed by Cook in December 2013, the 2014 target total direct compensation for Mr. Dempsey and Mr. Barnhart was below market median range compared to our Peer Group, reflecting their appointments to new roles within the Company in 2013. Target total direct compensation for Mr. Stephens and Ms. Edwards was above market median range compared, respectively, to our Peer Group and available survey data. Annualized total direct compensation for Mr. Mayo was also above market median compared to our Peer Group. In setting the target total direct compensation for our NEOs, the Compensation Committee may make decisions that vary from the Peer Group data based on NEO experience, retention considerations, range of responsibilities, and the nature and complexity of each NEO’s role. The Compensation Committee also uses individual performance as it considers appropriate to determine whether adjustments should be made to an NEO’s total direct compensation.

Base Salary

Base salaries for executive officers are determined by the Compensation Committee and reviewed annually. They are typically increased at periodic intervals, often at the time of a change in position or assumption of new responsibilities. Base salary increases usually take effect on or around April 1st of each year, but may be made at other times if the Compensation Committee deems it appropriate and necessary based on internal and external considerations.

In determining whether to award merit-based salary increases to our NEOs, the Compensation Committee considered a number of factors, including:

•	Peer Group data and external market information;

•	Individual performance;

•	The level of responsibility assumed and the nature and complexity of each NEO’s role (including the number of years in the position, any recent promotion or change in responsibility or “impact” as a member of management, and the amount, timing and percentage of the last base salary increase);

•	The leadership demonstrated to create and promote a day-to-day working environment of unwavering integrity, compliance with applicable laws and the Company’s ethics policies, and global responsibility; and

•	The desire to retain NEOs capable of driving achievement of the Company’s strategic objectives and the marketability and criticality of retention of NEOs.

24	BARNES GROUP INC. 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

In 2014, the Compensation Committee did not increase the base salary of any NEO other than Mr. Dempsey. Mr. Dempsey’s base salary was increased effective April 1, 2014 by $25,000, from $750,000 to $775,000, a 3.33% increase, reflecting competitive market information and growth in his role as CEO.

In 2014, the Compensation Committee also set the base salary of Mr. Mayo at $425,000 in connection with his appointment as Senior Vice President, Barnes

Group and President, Barnes Industrial. In determining Mr. Mayo’s base salary, the Compensation Committee considered Peer Group data and external market information, Mr. Mayo’s prior level of compensation, the level of responsibility and the nature and complexity of the position, and the desire to attract a candidate like Mr. Mayo who we believe is capable of driving achievement of the Company’s strategic objectives.

NEO Base Salary Levels 2013 - 2014

NEO	Base Salary Effective December 31, 2013	Base Salary Effective December 31, 2014	Change in Annual Base Salary ($)	Change in Annual Base Salary (%)
P. Dempsey	$750,000	$775,000	$25,000	3.33%
C. Stephens, Jr.	$461,000	$461,000	$ 0	0%
S. Mayo	N/A	$425,000	—	—
R. Barnhart	$375,000	$375,000	$ 0	0%
D. Edwards	$296,000	$296,000	$ 0	0%

Annual Cash Incentive Awards

We pay annual cash incentive awards to reward the performance of our NEOs. Except in circumstances of retirement, death, or disability, or certain instances of involuntary termination by the Company on or after November 1st of an award period, an NEO generally must be employed by us on the payment date to receive an annual cash incentive award. In 2014, all NEOs participated in the Performance-Linked Bonus Plan (PLBP), except for Mr. Mayo who participated in the Management Incentive Compensation Plan. Mr. Mayo was not a PLBP participant in 2014 since he joined the Company after the February 2014 Compensation Committee meeting at which the Compensation Committee determined the participants in the PLBP for 2014.

We refer to the PLBP and MICP plans as our “Annual Incentive Plans.” The MICP is structured to pay annual cash incentive awards on the same terms and conditions as set forth in the PLBP. The difference between the two plans is that the PLBP may be structured to pay amounts that meet the qualified performance-based compensation exception under Section 162(m) of the Internal Revenue Code.

Under the Annual Incentive Plans, each NEO is assigned an award opportunity expressed as a percentage of his or her base salary, which varies by the NEO’s role. Each NEO’s annual cash incentive payout is generally determined based on our achievement of Company performance objectives.

The chart below details the cash incentive award opportunities available to each NEO for 2014 under the Annual Incentive Plans expressed as a percentage of base salary. Where performance falls between the threshold, target or maximum performance levels, the cash incentive award opportunity is calculated using straight-line interpolation.

	% of Salary
NEO	Threshold Level	Target Level	Maximum Level
P. Dempsey	18.75%	75%	225%
C. Stephens, Jr.	12.5%	50%	150%
S. Mayo[1]	12.5%	50%	150%
R. Barnhart	12.5%	50%	150%
D. Edwards	11.25%	45%	135%

[1]	Mr. Mayo’s payout for 2014 is based on base salary prorated for the number of days he served in his position during 2014.

BARNES GROUP INC. 2015 PROXY STATEMENT	25

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee generally establishes the target for each financial performance measure in December of each year based on review and approval of the Company’s annual business plan and budget. These targets are reviewed again at the Compensation Committee’s next meeting in February along with the Company’s full year financial performance. The Compensation Committee may establish and approve revised targets to the extent the Company’s annual business plan and budget are modified based on the full year performance. We use financial performance objectives under the Annual Incentive Plans because they are consistent with our focus of driving strong business performance and increasing long-term stockholder value.

For fiscal year 2014, the corporate performance measures for the Annual Incentive Plans were Diluted EPS, Revenue and Operating Margin. Diluted EPS is used because we believe it is a principal driver of our stock price. Revenue is used to drive growth in the size of our business. Operating Margin is used to drive our sales to meet expected levels of profitability. In fiscal year 2015, Operating Margin will be replaced by DWC as a measure, as discussed in “2015 Key Executive Compensation Changes,” on page 21.

For fiscal year 2014, all NEOs were evaluated at least in part on corporate measures. We evaluated NEOs, other than Mr. Barnhart and Mr. Mayo, based 100% on the corporate measures in recognition of the key role that each plays in the overall management of the Company and in recognition of the impact of overall corporate strategies on segment results. For Mr. Barnhart and Mr. Mayo, 40% of the determination was based on corporate measures and 60% of the determination was based on measures tied to the performance of their respective business segments, reflecting their specific responsibilities for segment performance.

The charts below set forth the Annual Incentive Plans’ performance measures and the weighting of each measure for the NEOs for 2014:

[1]	The definitions of the segment measures are included in the footnotes to the Segment Goal tables included below.

26	BARNES GROUP INC. 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Achievement of the financial performance measures under the Annual Incentive Plans is first determined according to GAAP, but then adjusted under the terms of the Annual Incentive Plans to include or exclude certain extraordinary, unusual or non-recurring items, and other items, all in accordance with Section 162(m) of the Internal Revenue Code. The Compensation Committee also retains negative discretion in accordance with Section 162(m) of the Internal Revenue

Code to further reduce, but not increase, actual awards paid to the NEOs under the Annual Incentive Plans. The adjusted financial performance results certified by the Compensation Committee under the Annual Incentive Plans are non-GAAP financial measures.

The charts below detail results certified by the Compensation Committee compared to the goals:

Corporate Goal	Threshold	Target	Maximum	As Certified 2014 Results		Comparison to Target as a %
Diluted EPS	$1.88	$2.04	$2.24	$2.25	[1]	300.0%
Revenue (in millions)	$1,187	$1,264	$1,352	$1,274	[2]	123.2%
Operating Margin	13.0%	13.9%	14.5%	14.7%	[3]	300.0%

Industrial Segment Goal	Threshold	Target	Maximum	As Certified 2014 Results		Comparison to Target as a %
Operating Profit (in millions)	$98.8	$117.6	$136.4	$119.8	[4]	123.3%
Revenue (in millions)	$787	$828	$886	$834	[2]	121.6%
Operating Margin	12.7%	14.2%	15.2%	14.4%	[3]	131.9%

Aerospace Segment Goal	Threshold	Target	Maximum	As Certified 2014 Results		Comparison to Target as a %
Operating Profit (in millions)	$39.6	$44.0	$50.6	$46.3	[4]	171.0%
Revenue (in millions)	$377	$397	$425	$403	[2]	141.5%
Operating Margin	10.1%	11.1%	12.1%	11.5%	[3]	181.0%

[1]	“As Certified 2014 Diluted EPS” is based on reported diluted EPS, excluding the effects of discontinued operations and adjusted for the impact of restructuring activities, under the terms of the PLBP.

[2]	“As Certified 2014 Revenue” corporate performance measure is based on reported Revenue, adjusted for the impact of restructuring activities, under the terms of the PLBP. “As Certified 2014 Revenue” for the business-segment specific portion of Mr. Mayo’s annual incentive compensation is based on reported revenue for the Industrial segment, adjusted for the impact of restructuring activities, under the terms of the PLBP. “As Certified 2014 Revenue” for the business segment-specific portion of Mr. Barnhart’s annual incentive compensation is based on reported revenue for the Aerospace segment, excluding Barnes Aerospace aftermarket revenue sharing programs (RSPs).

[3]	“As Certified 2014 Operating Margin” corporate performance measure is based on reported Operating Margin, excluding the effects of discontinued operations and adjusted for the impact of restructuring activities, under the terms of the PLBP. “As Certified 2014 Operating Margin” for the business segment-specific portion of Mr. Mayo’s annual incentive compensation is based on operating margin for the Industrial segment, adjusted for the impact of restructuring activities, under the terms of the PLBP. “As Certified 2014 Operating Margin” for the business segment-specific portion of Mr. Barnhart’s annual incentive compensation is based on operating margin for the Aerospace segment, excluding Barnes Aerospace aftermarket RSPs.

BARNES GROUP INC. 2015 PROXY STATEMENT	27

COMPENSATION DISCUSSION AND ANALYSIS

[4]	“As Certified 2014 Operating Profit” for the business-segment specific portion of Mr. Mayo’s incentive compensation is based on operating profit for the Industrial segment, adjusted the impact of restructuring activities, under the terms of the PLBP. “As Certified 2014 Operating Profit” for the business-segment specific portion of Mr. Barnhart’s annual incentive compensation is based on operating profit for the Aerospace segment, excluding Barnes Aerospace aftermarket RSPs.

The annual cash incentive awards are generally paid in February of the following calendar year, after the results are certified by the Compensation Committee. The following cash incentive awards were paid to NEOs for 2014 performance based on the results certified by the Compensation Committee:

NEO	Annual Incentive Earned	Annual Incentive as % of Base Salary Earned in 2014
P. Dempsey	$1,538,220	198%
C. Stephens, Jr.	$609,995	132%
S. Mayo[1]	$305,952	91%
R. Barnhart	$386,468	103%
D. Edwards	$352,500	119%

[1]	Mr. Mayo’s payout is prorated for the number of days he served in his position during 2014 based on his appointment effective March 17, 2014.

Long-Term Incentive Compensation

Long-term incentive award opportunities are potentially the largest component of our NEOs’ total annual compensation. We believe that long-term performance is enhanced through the use of awards denominated in share value. These awards reward our NEOs for maximizing stockholder value over time, aligning the interests of our employees and management with those of our stockholders. When coupled with the ownership requirements described below, our long-term incentive awards encourage our NEOs to maintain a continuing stake in our long-term success and provide an effective way to tie a substantial percentage of total direct compensation to any increase or decrease in stockholder value.

In 2014, the Company used a combination of time-based equity awards and performance-based equity awards. Particular emphasis was placed on the Relative Measure PSAs, which comprise 50% of the value of the equity awards at the time of grant. In determining the mix of equity grants (e.g., stock options, RSUs, or Relative Measure PSAs), the Compensation Committee receives and reviews recommendations from management. Generally, the factors considered support the pay-for-performance philosophy at the Company, aligning the interests of stockholders and NEOs, past practice, changes in business strategy, competitive practice (both generally and within the Peer Group), and the strategic impact of equity-based compensation (i.e., cost effectiveness, stockholder dilution, executive retention, a link to Company performance and total stockholder return). All of management’s recommendations are reviewed by Meridian.

28	BARNES GROUP INC. 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The following types of long-term incentive awards are currently used under the terms of the 2014 Barnes Group Inc. Stock and Incentive Award Plan (the Stock and Incentive Award Plan), which was approved by stockholders in 2014:

Vehicle	Target Portion of Total Long- Term Incentive Compensation	Vesting[1]	Comments
Stock options	20%	• Time-based vesting; 18, 30, and 42 months from the grant date in equal installments	• Provide the opportunity for compensation only if the Company’s stock price increases from the grant date
			• Grants are priced at the fair market value on the grant date
RSUs	30%	• Time-based vesting; 18, 30, and 42 months from the grant date in equal installments	• Settled in shares of Common Stock • Pays out dividend equivalents in cash during vesting periods
Relative Measure PSAs	50%	• Performance-based vesting at the end of a 3-year cycle	• Provide an opportunity to receive Common Stock if pre-defined performance measures are met over the 3-year performance period
			• Settled in shares of Common Stock
			• Accrued dividends are paid out in cash at the end of the 3-year cycle, adjusted for the number of shares actually earned

•  Based on three equally weighted performance measures - TSR, diluted EPS growth (basic EPS growth for grants prior to 2014), and EBITDA growth - with each measure separately evaluated based on a comparison of the Company’s performance against that of Russell 2000 Index companies

[1]	Assumes continued employment by the NEOs.

These long-term incentive awards were also granted under the prior Barnes Group Inc. Stock and Incentive Award Plan, as amended in 2010, which has been merged with the new Stock and Incentive Award Plan.

Stock options and RSUs are subject to time-based vesting with staggered vesting dates to encourage NEO retention. In addition to the time-vesting requirements, stock options have value only if the Common Stock price at the time of exercise exceeds the fair market value on the grant date. This directly correlates to our stockholders’ interests, and fosters an environment focused on long-term growth of the Company and stockholder value.

For 2014, the Compensation Committee continued the Relative Measure component of our long-term incentive program established in 2011. This is designed to increase long-term focus, but also to provide a better link to shareholder returns and reward NEOs based on performance compared to alternative investment opportunities. The program has three equally weighted and independently measured performance measures: TSR, diluted EPS growth, and EBITDA growth. For the 2014 grant, diluted EPS growth replaced basic EPS growth, which was used in prior years. Each measure is compared separately to the Company’s relative performance against Russell 2000 Index companies over the three-year term ending December 31, 2016. As discussed above in “2015 Key Executive Compensation Changes,” ROIC, measured on an absolute rather than relative basis, will replace diluted EPS growth for 2015 performance share award grants. Based on performance, following the end of the three-year cycle, a payout, if any, is in the form of shares of Common Stock and accrued dividends will be made. A payout may range between zero for performance below the threshold level, to 250% of target for exceptional performance at the maximum level or above.

BARNES GROUP INC. 2015 PROXY STATEMENT	29

COMPENSATION DISCUSSION AND ANALYSIS

The chart below illustrates potential payouts at various levels of performance:

Performance Level[1,2]	2014 Relative Measure PSA Payout Level	Category
Performance below 33rd percentile	0%	Below Threshold
Performance at 33rd percentile	33%	Threshold
Performance at 50th percentile	100%	Target
Performance at 60th percentile	150%	Above Target - 60th
Performance at 75th percentile	200%	Above Target - 75th
Performance at or above 85th percentile	250%	Maximum

[1]	Each of the three performance measures, TSR, diluted EPS growth, and EBITDA growth, is evaluated separately as compared to performance of companies in the Russell 2000 Index.

[2]	Results between Performance Levels are interpolated.

Payouts in the Last Year. The first payout under the Relative Measure PSAs occurred in 2014 for the period ending December 31, 2013. In accordance with the program, the Compensation Committee adjusted the Relative Measure PSA performance results to include or exclude certain extraordinary, unusual or non-recurring items, and other items. The Relative Measure PSA payout for the period ending December 31, 2013 resulted in a weighted average payout level of 184.3%, calculated using the following results:

Performance Measure	As Certified 2010 Results	As Certified 2013 Results	Change	Growth	Relative Performance Level	Payout Level
TSR[1]	$20.64	$38.27	$17.63	85%	73rd %ile	187%
EBITDA Growth (in millions)	$136.8 [2]	$210.7 [3]	$73.8	54%	64th %ile	143%
Basic EPS Growth	0.97 [2]	1.99 [4]	1.02	105%	80th %ile	223%

[1]	“TSR” represents the comparison between the average closing price for the 20 days before the grant and the average closing price for the final 20 days of the performance period, plus cumulative dividends during the performance period.

[2]	“As Certified 2010 EBITDA Results” and “As Certified 2010 Basic EPS Results” are based on EBITDA derived from reported amounts and reported basic EPS, respectively, excluding the impact of restructuring activities.

[3]	“As Certified 2013 EBITDA Results” is based on EBITDA derived from reported amounts, adjusted for the effects of discontinued operations, charges for CEO transition costs, and the effects of acquisitions and acquisition expenses.

[4]	“As Certified 2013 Basic EPS Results” is based on reported basic EPS adjusted for the effects of discontinued operations, CEO transition costs, an unfavorable U.S. Tax Court decision cost, the effects of acquisitions and acquisition expenses, and costs related to other strategic initiatives, under the terms of the Stock and Incentive Award Plan.

Based on these results, the following payouts were made to NEOs who received a grant of Relative Measure PSAs in 2011:

NEO	2011 PSAs Granted	Weighted Average Payout Level	Payout of Shares	Payout of Accumulated Dividends
P. Dempsey	5,900	184.3%	10,874	$12,614
C. Stephens, Jr.	7,300	184.3%	13,455	$15,608
D. Edwards	4,800	184.3%	8,848	$10,264

30	BARNES GROUP INC. 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Termination Provisions. If the participant’s employment is involuntarily terminated by the Company without cause before the first anniversary of the Relative Measure PSA grant date, the award is forfeited. If they are terminated after one year, a pro-rata portion of the award based on the number of days the participant was employed during the applicable performance period is paid based on the Company’s actual performance for that performance period.

Since 2011, long-term incentive awards require a “double trigger” for accelerated vesting in the event of a change in control of the Company. In the event of a change in control as defined in the Stock and Incentive Award Plan, stock options, RSUs and Relative Measure PSAs will vest and accelerate only if an NEO’s employment is terminated by the Company without cause, or if the NEO resigns for good reason (as defined in the severance agreements) on or within two years following a change in control.

Setting Award Levels. Long-term incentive award opportunities are established by the Compensation Committee according to the NEO’s position and responsibilities, and based on a comparison to our Peer Group and competitive compensation data. In 2014, the Compensation Committee differentiated target awards based on individual NEO performance, experience and market positioning.

Except with respect to the timeline for vesting, the Compensation Committee does not take into account existing NEO Common Stock holdings because it believes that doing so would have the effect of penalizing success (to the extent that compensation might be reduced based on the appreciation of past awards) or rewarding underperformance (to the extent that compensation might be awarded to make up for lack of appreciation in stock price).

The Company’s practice is to make all equity awards at the first regularly scheduled meeting of the Compensation Committee, which typically occurs early in February. The Company makes “off-cycle” equity grants to NEOs in limited circumstances, generally for newly hired executives, promotions, in recognition of special events, or as retention incentives.

2014 Awards. As reflected in the above table on page 30, the Compensation Committee established a target mix for all NEOs that was designed to place more weight on performance-based equity. The same target mix and weighting for equity was used in 2014 as in prior years, with the Relative Measure PSAs at 50%, RSUs at 30% and stock options at 20%. This target mix does not take into account potential “off-cycle” grants or supplemental awards, such as those that were made during 2014 which are discussed in more detail below. The target mix is intended to provide our NEOs with a strong incentive to continue their successful tenures with the Company and to focus on long-term stockholder value.

2014 Long-Term Incentive Compensation1

NEO	Target Values	Stock Option Grants	RSU Grants	Relative Measure PSAs
P. Dempsey	$2,100,000	30,800	16,200	27,000
C. Stephens, Jr.	$ 640,000	9,400	4,900	8,200
S. Mayo	$ 400,000	5,750	3,100	5,150
R. Barnhart	$ 400,000	5,900	3,100	5,100
D. Edwards	$ 300,000	4,300	2,300	3,900

[1]	Annual grants made during February are shown, except for Mr. Mayo, whose grants were made upon his appointment in March 2014.

BARNES GROUP INC. 2015 PROXY STATEMENT	31

COMPENSATION DISCUSSION AND ANALYSIS

During 2014, Mr. Dempsey, Mr. Stephens, Mr. Barnhart, and Ms. Edwards received supplemental grants. In making these supplemental grants, the Compensation Committee considered retention, as well as the Company’s continued successful execution of its corporate strategy and operational plan. Specifically, in 2013, the Company made significant strides toward transforming the Company with the sale of Barnes Distribution North America and the acquisition of the Männer business, as described in our proxy last year. In recognition of the value created by the executive team, and to promote retention during this ongoing period of transition, the Compensation Committee approved special supplemental awards using the same target mix as the regular long-term awards. In addition, an “off cycle” grant was made to Mr. Mayo in connection with his forfeiture of unvested equity awards as a result of his departure from his prior employer and his appointment to Senior Vice President, Barnes Group and President, Barnes Industrial.

Special Off-Cycle and Supplemental Long-Term Incentive Compensation

NEO	Purpose of Grant	FMV at Time of Grant	Supplemental Stock Option Grants	Supplemental RSU Grants	Supplemental Relative Measure PSAs
P. Dempsey[1]	Recognition and Retention	$411,063	5,900	3,100	5,100
C. Stephens, Jr.[1]	Recognition and Retention	$265,550	3,800	2,000	3,300
S. Mayo[2]	Buy-Out	$711,117	—	8,350	8,350
R. Barnhart[1]	Recognition and Retention	$105,097	1,500	800	1,300
D. Edwards[1]	Recognition and Retention	$184,719	2,600	1,400	2,300

[1]	Special retention and recognition grants made concurrently with annual grants at the February 2014 Compensation Committee meeting.

[2]	Grant made in consideration of the equity awards that Mr. Mayo forfeited upon departing from his prior position and accepting his new role at the Company.

NEO Stock Ownership Requirements

Position	Multiple of Annual Salary
President and Chief Executive Officer	5x
All Other NEOs	3x

All of our NEOs, as well as certain other members of Company leadership, are subject to stock ownership requirements.

Two-thirds of the value of unvested RSUs count toward achieving ownership requirements. There is no deadline to achieve the ownership levels, but all net after-tax proceeds from Company equity grants, including stock option exercises, must be retained until ownership levels are met. Once ownership levels are met, the requirement is converted to a fixed number of shares. As of the end of 2014, compliance with the requirements was as follows:

NEO	Compliant with Hold Requirement	Fully Met Ownership Requirement	In Process Toward Meeting Ownership Requirement
P. Dempsey	X	X
C. Stephens, Jr.	X	X
S. Mayo[1]	X		X
R. Barnhart	X	X
D. Edwards	X	X

[1]	Mr. Mayo joined the Company on March 17, 2014.

32	BARNES GROUP INC. 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Risk Considerations

We believe our executive compensation program is designed to motivate and reward our NEOs for their performance during the fiscal year and over the long-term and for taking appropriate business risks consistent with our strategic objectives. The following characteristics of our executive compensation program are designed to mitigate the likelihood that our NEOs would make business decisions that present undue risk:

•	The stock options and RSU components of our long-term incentive award program vest ratably over three or more years. Our Relative Measure PSAs vest based on performance at the end of the three-year performance period.

•	Performance targets are tied to several financial metrics, such as diluted EPS, Revenue and Operating Margin, that are quantitative and measurable.

•	The performance periods and vesting schedules for long-term incentives overlap and, therefore, reduce the motivation to maximize performance in any one period.

•	Our stock ownership requirements require our NEOs to own equity representing a significant multiple of their base salary, and to retain this equity throughout their tenures.
•	All NEOs have entered into clawback agreements that allow us to recoup incentive compensation in situations where the awards earned by NEOs are based on the achievement of certain financial performance targets that are later restated and would therefore result in lower awards paid.

•	Payouts under our annual and long-term incentive programs are subject to a cap. Specifically, under our current practices for NEOs, our annual cash incentive award payments are capped (at not greater than 2.25 times base salary for the Chief Executive Officer and less for other NEOs). Performance based payouts under the Relative Measure PSAs are capped at 2.5 times the target level Relative Measure PSA grant.

Based on its most recent evaluation, the Compensation Committee concluded that the executive compensation programs are designed with the appropriate balance of risk and reward in relation to the Company’s business strategy and are not reasonably likely to have a material adverse effect on the Company. For further discussion on risk oversight of the compensation programs for Company-wide employees, see the “Risk Oversight and Assessment Policies and Practices” section on page 39.

BARNES GROUP INC. 2015 PROXY STATEMENT	33

COMPENSATION DISCUSSION AND ANALYSIS

Pension and Other Retirement Programs

Our NEOs have the opportunity to participate in one or more of the following retirement plans:

Plan	Summary of Features
Salaried Retirement Income Plan (SRIP)

•  A broad-based tax-qualified defined benefit pension plan; vesting upon attaining 5 years of service. Effective December 31, 2012, this plan was closed to employees hired on or after January 1, 2013. In lieu of this benefit, eligible new employees will receive an annual retirement contribution under the Barnes Group Inc. Retirement Savings Plan of 4% of eligible earnings. All NEOs except Mr. Mayo participate in the SRIP.

Retirement Savings Plan (RSP)

•  401(k): A broad-based tax qualified defined contribution savings plan with a 401(k) elective deferral and matching contribution feature for all participants. 100% vesting in matching contributions upon 2 years of service. All NEOs may participate in the 401(k) portion of the RSP.

•  Retirement Contribution: New employees who are not eligible to participate in the SRIP also receive an annual Retirement Contribution (RC) of 4% of eligible earnings subject to 5 year graded vesting. Only Mr. Mayo is eligible for the RC component of the RSP.

Retirement Benefit Equalization Plan (RBEP)

•  Provides benefits on base salary earnings in excess of Internal Revenue Service (IRS) limit on qualified plans that applies to the SRIP or the RC component of the RSP to eligible salaried employees, officers and NEOs who do not meet MSSORP/DC Plan vesting requirements; vesting upon attaining 5 years of service (5 year graded vesting for benefits based on the RC component of the RSP). All NEOs participate in the RBEP.

Modified Supplemental Senior Officer Retirement Plan (MSSORP)

•  Provides a 55% average final pay benefit (base salary and annual incentive); benefit is reduced for offsets from prior employer retirement benefits and other Company retirement benefits; vesting upon attaining age 55 and 10 years of service. This program was closed to new or rehired entrants in 2008. Only Mr. Dempsey participates in the MSSORP.

Nonqualified Deferred Compensation Plan (DC Plan)

•  Provides an annual Company contribution based on a percent of base salary and annual incentive in excess of IRS limit on qualified plans; for 2014, the contribution was based on 20% of base salary and annual incentive pay; vesting upon attaining age 55 and 10 years of service. The Company modified the DC Plan to close participation to any employee hired, rehired or promoted into an eligible position on or after April 1, 2012. Mr. Stephens and Ms. Edwards are grandfathered participants in the DC Plan.

The SRIP and RSP are broad-based tax-qualified plans. The RBEP provides the benefits of the SRIP and the RC component of the RSP in excess of IRS limits on broad-based tax-qualified plans. The MSSORP and the DC Plan are non-tax-qualified supplemental executive retirement plans that provide a higher level of benefits than are available under the SRIP to certain designated employees and senior level officers, including certain NEOs as reflected in the below table. Both of these plans have been closed to new participants so that in the future, new executives will receive the same benefit levels as qualified plan participants.

34	BARNES GROUP INC. 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

The chart below summarizes which NEOs participate in each of the qualified and non-qualified pension and retirement plans. A more detailed discussion of the pension benefits payable to our NEOs is described in the “Pension Benefits Table” and the narrative following the table.

	Qualified Plans		Non-Qualified Plans
NEO	SRIP	RSP RC1	RBEP	MSSORP	DC Plan
P. Dempsey[2]	X		X	X
C. Stephens, Jr.	X		X		X
S. Mayo		X	X
R. Barnhart	X		X
D. Edwards	X		X		X

[1]	All NEOs may participate in the RSP on the same terms as all other employees, but Mr. Mayo is the only NEO who is eligible to participate in the RC component of the RSP.

[2]	If age and service vesting requirements are not met under the MSSORP, the RBEP benefits apply.

Change in Control and Employment Termination Benefits

The Company provides change in control benefits specifically to retain key executives, including NEOs, during a potential change in control, to provide continuity of management and to provide income continuation for NEOs who are particularly at risk of involuntary termination in the event of a change in control. These benefits are part of a competitive compensation package and keep our executive officers focused on our business goals and objectives. We believe that these benefits are a necessary part of any total compensation package to attract and retain key executives. In some instances these agreements provide for payments and other benefits if we terminate an NEO’s employment without “cause,” or if an NEO terminates employment for “good reason,” either before or after a change in control.

As discussed in more detail on page 37, none of the agreements for our NEOs include a gross-up for any taxes as a result of golden parachute payments under Section 280G of the Internal Revenue Code. In addition, we generally do not provide change in control cash compensation benefits in excess of severance compensation equal to two times the executive’s base salary plus payments under the annual cash incentive program. Our agreements with our NEOs also provide for continuation of group health, life insurance and other benefits for twenty-four months following the executive’s termination and for certain other benefits. The terms of the change in control and incremental termination benefits payable to our NEOs are described in more detail below under “Potential Payments Upon Termination or Change in Control.”

Perquisites

In 2014, the Company provided certain limited perquisites to our NEOs. The perquisites are fully described in the footnotes to the Summary Compensation Table and generally fall in the categories of financial planning and tax preparation services and annual executive physical examination.

In addition, Mr. Mayo received a one-time relocation benefit totaling $108,251 in connection with his relocation to Connecticut to join the Company. Eligible relocation expenses for Mr. Mayo were paid in accordance with Company policy and included the costs of moving himself, his immediate family, and his household goods. In addition, consistent with Company policy and practices, Mr. Mayo’s relocation benefit included a miscellaneous allowance for relocation expenses not otherwise specifically covered by another provision of our relocation policy, equal to one month’s salary, based on the rate of pay, up to $10,000, that was subject to a tax gross up. Mr. Mayo must repay the entire relocation benefit amount if he voluntarily terminates employment within a year of relocation. Also, in June 2014, Mr. Stephens received the final reimbursement for a one-time relocation benefit he was furnished in June 2013. In the aggregate, Mr. Stephens received the maximum amount of his relocation benefit, $160,000, inclusive of any tax gross-ups.

BARNES GROUP INC. 2015 PROXY STATEMENT	35

COMPENSATION DISCUSSION AND ANALYSIS

Additional Benefits

All current NEOs other than Mr. Barnhart and Mr. Mayo are eligible to participate in the Company’s Senior Executive Enhanced Life Insurance Program (SEELIP), under which the Company pays the premiums for a life insurance policy with a benefit of four times the employee’s base salary. While the policy is owned by each NEO, the Company pays the NEO’s income tax liability arising from its payment of the premiums and taxes. As previously disclosed, the Company closed participation to any employee hired or promoted into an eligible position after April 1, 2011.

Mr. Barnhart is a grandfathered participant in the Company’s Enhanced Life Insurance Program (ELIP) under which the Company pays the premiums for a life insurance policy with a benefit of four times the employee’s base salary. The policy is owned by the

NEO, but the Company does not pay the NEO’s income tax liability arising from payment of the premiums. The ELIP also has been closed to new participants.

When the SEELIP and ELIP were closed to new or rehired executives, the Company established the Executive Group Term Life Insurance Program (EGTLIP) for new NEOs and other eligible executives who were not already participants in the grandfathered ELIP. The EGTLIP provides premium payments for a term insurance policy with a benefit of four times the employee’s base salary. The NEO owns the policy and is responsible for any tax liability (i.e., no tax gross-up) resulting from this program. Mr. Mayo is a participant in the EGTLIP.

Each of our NEOs participates in other employee benefit plans generally available to all U.S. based employees (e.g., health insurance) on the same terms as all other employees.

ADDITIONAL INFORMATION

Employment Contracts

Generally, we have no employment contracts with our employees, unless required or customary based on local law or practice. None of our NEOs have an employment contract.

Clawback Agreements

Executives hired or promoted into corporate officer positions are required to enter into clawback agreements that permit the Company to recoup or “clawback” certain annual incentive compensation and performance based vesting equity awards paid to those officers in situations where the awards earned by these NEOs are based on the achievement of certain financial performance targets that are later restated and would therefore result in lower awards paid. The Company has entered into agreements with all NEOs, and select other key employees. In addition, all of the Company’s equity award agreements provide that awards may be forfeited if an employee engages in activity that is detrimental to the Company, including performing services for a competitor, disclosing confidential information, or otherwise violating the Company’s Code of Business Ethics and Conduct. With respect to the NEOs, the Compensation Committee has the discretion to make certain exceptions to the clawback requirements and ultimately determine whether any adjustment will be made.

Hedging and Pledging

The Company prohibits certain members of Company leadership, including all directors and executive officers (which includes NEOs) from engaging in hedging transactions involving the Company’s securities.

The Company prohibits certain members of Company leadership, including all directors and executive officers, from pledging or margin call arrangements involving the Company’s securities that are held to meet the Company’s stock ownership requirements. The Company also places other restrictions on any other pledging or margin call arrangements involving Company securities by such individuals. In addition, the ability of these individuals to engage in such transactions requires pre-approval from the Corporate Governance Committee, and an annual certification to the Corporate Governance Committee that the individual is in compliance with the policy. None of our NEOs have pledged Company securities or have Company securities subject to a margin call arrangement.

36	BARNES GROUP INC. 2015 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

TAX AND ACCOUNTING CONSIDERATIONS

Internal Revenue Code Section 162(m)

As discussed above, our Compensation Committee considers the tax and accounting treatment associated with cash and equity awards it makes, although these considerations are not the overriding factor that the Compensation Committee uses in making its decisions. Section 162(m) of the Internal Revenue Code places a limit of $1 million on the compensation that the Company may deduct in any one year with respect to each of its most highly compensated executive officers, unless certain conditions are met. There is an exception to the $1 million limitation for performance-based compensation meeting certain requirements. The Company currently grants awards intended to meet this exception including annual cash incentive awards, stock option awards, and PSAs. Grants of restricted stock or stock units that vest solely on the basis of service do not qualify for the exception. To maintain flexibility in compensating NEOs in a manner designed to promote varying Company goals, our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under Section 162(m) if it determines that action is appropriate and in our best interests.

Internal Revenue Code Section 280G

The Company also periodically reviews the severance agreements entered into between the Company and the NEOs to assess the impact of Section 280G of the Internal Revenue Code. Currently, the severance agreements do not provide for any gross-up to compensate our NEOs for taxes incurred under Section 4999 of the Internal Revenue Code as a consequence of “golden parachute” payments upon a change-in-control. Nor do they preclude the possibility that, in certain circumstances, the compensation payable in the event of a change in control under the agreements or other plans and arrangements may be non-deductible by the Company under Section 280G of the Internal Revenue Code.

Accounting for Equity Compensation

The Company accounts for its stock-based employee compensation plans at fair value on the grant date and recognizes the related cost in its consolidated statement of income in accordance with accounting standards related to share-based payments. The fair values of stock options are estimated using the Black-Scholes option-pricing model based on certain assumptions. The fair values of RSU awards and Relative Measure PSA awards with a performance condition are estimated based on the fair market value of the Company’s stock price on the grant date. The fair values of Relative Measure PSA awards with a market condition are estimated using a Monte Carlo valuation model based on certain assumptions.

BARNES GROUP INC. 2015 PROXY STATEMENT	37

COMPENSATION COMMITTEE REPORT

To Our Fellow Stockholders at Barnes Group Inc.

We, the Compensation and Management Development Committee of the Board of Directors of Barnes Group Inc., have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on such review and discussion, have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Mylle H. Mangum, Chair
Gary G. Benanav
Francis J. Kramer

38	BARNES GROUP INC. 2015 PROXY STATEMENT

RISK OVERSIGHT AND ASSESSMENT POLICIES AND PRACTICES

Our Audit Committee is ultimately responsible for overall risk oversight for the Company generally. See “Board Role in Risk Oversight” on page 8. The Compensation Committee evaluates and reviews our incentive compensation arrangements annually based on an inventory of all relevant compensation programs prepared by the Human Resources department which includes details of the principal features of the programs, including key risk mitigation factors to ensure that our employees, including our NEOs, are not encouraged to take unnecessary risks in managing our business. These factors include:

•	Our target total direct compensation mix represents a balance of short-term and long-term incentive based compensation, that focuses on both short- and long-term goals and provides a mixture of cash and equity-based compensation;

•	Our annual long-term incentive awards vest over three or more years;

•	Our short-term incentive awards are tied to multiple performance-driven financial metrics;

•	Payments under our short-term and long-term incentive programs are capped;
•	We have stock ownership requirements for our executive officers, as well as certain other members of Company leadership, which ensure alignment with our stockholders’ interests over the long term;

•	On an annual basis, our executive officers confirm compliance with both our Code of Business Ethics and Conduct and our Securities Law Compliance Policy; and

•	We have formal clawback agreements with our executive officers.

The Compensation Committee also consults with and makes certain recommendations to the Board regarding the Company’s compensation programs as necessary. Based on its evaluation, the Compensation Committee has concluded that the overall structure of the compensation programs for NEOs and Company-wide employees are designed with the appropriate balance of risk and reward in relation to the Company’s overall business strategy and are not reasonably likely to have a material adverse effect on the Company.

BARNES GROUP INC. 2015 PROXY STATEMENT	39

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE FOR

2014, 2013 AND 2012

The following table sets forth the compensation earned by our NEOs for the fiscal years ended December 31, 2014, 2013 and 2012:

Name and Principal Position	Year	Salary	Bonus	Stock Awards[1]	Option Awards[2]	Non-Equity Incentive Plan Compensation[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings[4]	All Other Compensation[5]	Total
Patrick J. Dempsey	2014	$768,750	—	$2,130,065	$443,912	$1,538,220	$1,622,098	$141,129	$6,644,174
President and Chief	2013	700,000	—	1,588,668	371,030	881,567	253,304	123,261	3,917,830
Executive Officer	2012	447,783	—	565,484	124,787	250,988	364,266	104,764	1,858,072
Christopher J.	2014	461,000	—	762,575	159,663	609,995	88,646	362,296	2,444,175
Stephens, Jr.	2013	453,585	—	875,508	135,805	382,238	10,912	165,604	2,023,652
Senior Vice	2012	431,000	—	1,339,261	130,546	240,390	49,038	234,870	2,425,105
President, Finance and Chief Financial Officer
Scott A. Mayo Senior Vice President, Barnes Group Inc., and President, Barnes Industrial	2014	336,799	—	1,069,840	72,978	305,952	—	138,434	1,924,003
Richard R. Barnhart	2014	375,000	—	426,618	89,508	386,468	207,608	45,471	1,530,673
Senior Vice President,	2013	334,750	—	419,873	—	—	32,401	30,102	817,126
Barnes Group Inc., and President, Barnes Aerospace
Dawn N. Edwards	2014	296,000	—	410,385	83,460	352,500	174,222	96,364	1,412,931
Senior Vice	2013	296,000	—	488,327	64,010	220,886	—	80,568	1,149,791
President,	2012	296,000	—	269,177	60,474	148,585	102,683	133,699	1,010,618
Human Resources

[1]	Stock Awards represent the aggregate grant date fair value of RSUs and Relative Measure PSAs granted to NEOs under the Stock and Incentive Award Plan. Relative Measure PSA awards vest upon satisfying established performance and market goals. In addition to the RSU value, the value disclosed in this column for the Relative Measure PSA awards for Messrs. Dempsey, Stephens, Mayo, and Barnhart and Mses. Edwards represents the amount of compensation if target goals are met. The maximum grant date fair value of the Relative Measure PSA awards granted in 2014 was $2,605,317 for Mr. Dempsey, $933,369 for Mr. Stephens, $1,149,708 for Mr. Mayo, $519,440 for Mr. Barnhart and $503,208 for Ms. Edwards. All three measures of the Relative Measure PSA awards allow an NEO to receive up to 250% of the target amount, however, only the diluted EPS growth and EBITDA growth measures would increase the compensation awarded under ASC 718 if the award paid out at maximum. The fair value of the performance based portion of the awards was determined based on the market value of Common Stock on the date of grant and the fair value of the market based portion of awards was determined based on a Monte Carlo valuation method; as described in the note on Stock-Based Compensation in the notes to the Company’s consolidated financial statements filed with the Annual Report on Form 10-K for the respective year-end.

[2]	Option Awards represent the aggregate grant date fair value of stock options granted to NEOs under the Stock and Incentive Award Plan. The fair value was determined by using the Black-Scholes option pricing model applied consistently with the Company’s practice, as described in the note on Stock-Based Compensation in the notes to the Company’s consolidated financial statements filed with the Annual Report on Form 10-K for the respective year-end.

40	BARNES GROUP INC. 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

[3]	Non-Equity Incentive Plan Compensation, which were paid in February 2015, includes amounts earned under the PLBP for Messrs. Dempsey, Stephens and Barnhart, and Ms. Edwards. Mr. Mayo was a participant of the MICP in 2014.

[4]	The amount listed in Change in Pension Value and Nonqualified Deferred Compensation Earnings represents the annual increase in pension value for all of the Company’s defined benefit retirement programs. All assumptions are as detailed in the notes to the Company’s consolidated financial statements filed with the Annual Report on Form 10-K for the respective year-end, with the exception of the following: retirement age for all plans is assumed to be the older of the unreduced retirement age, as defined by each plan, or age as of December 31, 2014, December 31, 2013 or December 31, 2012, as applicable, and no pre-retirement mortality, disability, or termination is assumed. The U.S. discount rates of 4.25%, 5.20% and 4.25%, respectively, are detailed in the Management’s Discussion & Analysis filed with the Annual Report on Form 10-K for the respective year-end. Year-over-year changes in pension value generally are driven in large part due to changes in actuarial assumptions underlying the calculations as well as increases in service, age and compensation. In particular, of the increase in Mr. Dempsey’s pension value in 2014, $709,671 was due to changes in actuarial assumptions, and $912,427 was due to increases in service, age and compensation.

The Change in Pension Value and Nonqualified Deferred Compensation Earnings is segregated by plan in the following table:

Name and Principal Position	Plan Name	Year	Amounts
Patrick J. Dempsey President and Chief Executive Officer	SRIP	2014	$169,813
	RBEP	2014	N/A	[a]
	MSSORP	2014	1,452,285
	SERP	2014	N/A
	TOTAL	2014	1,622,098
	SRIP	2013	$(22,962)
	RBEP	2013	N/A	[a]
	MSSORP	2013	276,266
	SERP	2013	N/A
	TOTAL	2013	253,304
	SRIP	2012	$113,309
	RBEP	2012	N/A	[a]
	MSSORP	2012	314,096
	SERP	2012	(63,139)[b]
	TOTAL	2012	364,266
Christopher J. Stephens, Jr. Senior Vice President, Finance and Chief Financial Officer	SRIP	2014	$88,646
	RBEP	2014	N/A	[a]
	MSSORP	2014	N/A
	SERP	2014	N/A
	TOTAL	2014	88,646
	SRIP	2013	$10,912
	RBEP	2013	N/A	[a]
	MSSORP	2013	N/A
	SERP	2013	N/A
	TOTAL	2013	10,912
	SRIP	2012	$53,596
	RBEP	2012	N/A	[a]
	MSSORP	2012	N/A
	SERP	2012	(4,558)[b]
	TOTAL	2012	49,038

BARNES GROUP INC. 2015 PROXY STATEMENT	41

EXECUTIVE COMPENSATION

Name and Principal Position	Plan Name	Year	Amounts
Scott A. Mayo Senior Vice President, Barnes Group Inc., and President, Barnes Industrial	SRIP	2014	N/A
	RBEP	2014	N/A
	MSSORP	2014	N/A
	SERP	2014	N/A
	TOTAL	2014	N/A
	SRIP	2013	N/A
	RBEP	2013	N/A
	MSSORP	2013	N/A
	SERP	2013	N/A
	TOTAL	2013	N/A
	SRIP	2012	N/A
	RBEP	2012	N/A
	MSSORP	2012	N/A
	SERP	2012	N/A
	TOTAL	2012	N/A
Richard R. Barnhart Senior Vice President, Barnes Group Inc., and President, Barnes Aerospace	SRIP	2014	$144,193
	RBEP	2014	63,415
	MSSORP	2014	N/A
	SERP	2014	N/A
	TOTAL	2014	207,608
	SRIP	2013	$9,002
	RBEP	2013	23,399
	MSSORP	2013	N/A
	SERP	2013	N/A
	TOTAL	2013	32,401
	SRIP	2012	N/A
	RBEP	2012	N/A
	MSSORP	2012	N/A
	SERP	2012	N/A
	TOTAL	2012	N/A
Dawn N. Edwards Senior Vice President, Human Resources	SRIP	2014	$174,222
	RBEP	2014	N/A	[a]
	MSSORP	2014	N/A
	SERP	2014	N/A
	TOTAL	2014	174,222
	SRIP	2013	$(25,525)
	RBEP	2013	N/A	[a]
	MSSORP	2013	N/A
	SERP	2013	N/A
	TOTAL	2013	(25,525)
	SRIP	2012	$120,010
	RBEP	2012	N/A	[a]
	MSSORP	2012	N/A
	SERP	2012	(17,327)[b]
	TOTAL	2012	102,683

Consistent with financial calculations in the notes to the Company’s consolidated financial statements filed with the Annual Report on Form 10-K for the fiscal years ending December 31, 2014, December 31, 2013 and December 31, 2012, it is assumed that the form of payment is a life annuity for the SRIP, the RBEP, the Supplemental Executive Retirement Plan (SERP) and the MSSORP. The 2014, 2013 and 2012 qualified plan limits of $260,000, $255,000 and $250,000, respectively, have been incorporated.

[a]	The amounts listed for Mr. Stephens and Ms. Edwards assumes that they will vest under the Barnes Group 2009 Deferred Compensation Plan and therefore would not be eligible to receive benefits under the RBEP. The amounts listed for Mr. Dempsey assume that he would vest under the MSSORP and therefore would not be eligible to receive benefits under the RBEP.

[b]	The net reduction in value for the SERP plan benefits in 2012 is a result of the elimination of plan eligibility for all participants not age. The SERP was amended to terminate participation for all individuals who are not receiving benefits under the SERP or vested thereunder as of April 1, 2012. None of our NEOs were retirement eligible as of April 1, 2012 and therefore none of them will receive SERP benefits upon retirement.

42	BARNES GROUP INC. 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

[5]	The compensation represented by the amounts for 2014 set forth in the All Other Compensation column for the NEOs is detailed in the following table:

Name and Principal Position	Year	Taxes Paid on All Other Compensation[a]	Life Insurance Premiums[b,c,d]	Deferred Compensation Plan[e]	Relocation[f]	Other[g]	All Other Perquisites[h]	Total
Patrick J. Dempsey President and Chief Executive Officer	2014	$62,826	$65,653	$ —	$ —	$ 7,650	$5,000	$141,129
Christopher J. Stephens, Jr. Senior Vice President, Finance and Chief Financial Officer	2014	57,981	38,812	116,648	139,161	7,650	2,044	362,296
Scott A. Mayo Senior Vice President, Barnes Group Inc., and President, Barnes Industrial	2014	24,451	1,179	—	87,497	19,143	6,163	138,434
Richard R. Barnhart Senior Vice President, Barnes Group Inc., and President, Barnes Aerospace	2014	—	37,821	—	—	7,650	—	45,471
Dawn N. Edwards Senior Vice President, Human Resources	2014	15,662	20,015	51,337	—	7,650	1,700	96,364

[a]	This column represents the reimbursement of taxes paid on eligible compensation included in the All Other Compensation table for the NEOs in accordance with the Company’s policies and practices. For Messrs. Dempsey and Stephens and Ms. Edwards, includes taxes paid pursuant to the terms of the SEELIP, under which the Company pays the policy premiums, and pays the income tax liability arising from its payment of the premiums and taxes. As previously disclosed, the SEELIP was closed to new participants effective April 1, 2011. For Mr. Stephens, amount also includes taxes paid associated with his relocation benefit. For Mr. Mayo, includes taxes paid associated with his relocation benefit and taxes paid on the reimbursement for spousal travel to Company events.

[b]	Payments made under the SEELIP for Messrs. Dempsey, Stephens, and Ms. Edwards. Under the SEELIP, the Company pays the premiums for the individual life insurance policies that are owned by the participants, with the life insurance coverage equal to four times base salary, and the Company pays the participating NEO’s income tax liability arising from its payment of the premiums and taxes, therefore, incurring no out-of-pocket expense for the policies. The Company generally ceases to pay policy premiums on termination of employment, unless the NEO has attained age 62 and 10 years of service, in which case the Company continues to pay premiums and tax gross-ups in retirement.

[c]	Payments made under the EGTLIP for Mr. Mayo. The SEELIP was closed to new or rehired executives effective April 1, 2011, and the Company established the EGTLIP for new NEOs and other eligible executives. Under the EGTLIP, the Company pays the premiums for individual life insurance policies that are owned by the participants, with the life insurance coverage equal to four times base salary. The employee owns the policy and is responsible for any tax liability (no tax gross-up) resulting from this program. The Company ceases to pay policy premiums on termination of employment.

[d]	Payments made under the ELIP for Mr. Barnhart. Under the ELIP, the Company pays the premiums for individual life insurance policies that are owned by the participants, with the life insurance coverage equal to four times base salary. The employee owns the policy and is responsible for any tax liability (no tax gross-up) resulting from this program. The Company ceases to pay policy premiums on termination of employment.

[e]	The amount listed as deferred compensation for Mr. Stephens and Ms. Edwards includes employer contributions to the Barnes Group 2009 Deferred Compensation Plan.

[f]	Messrs. Mayo and Stephens received relocation benefits consistent with Company policy and practices. The relocation costs included an allowance for incidentals, certain costs for the sale and purchase of their residences, and costs for the moving of household goods. In addition, both Messrs. Mayo and Stephens received a tax gross-up on all items considered to be taxable, which are reflected in the Taxes Paid on All Other Compensation column.

[g]	Consists of matching contributions made by the Company under the RSP which is a plan generally available to most U.S. based employees, including the NEOs. For Mr. Mayo, who was not eligible to participate in the SRIP, this also includes a retirement contribution of 4% of eligible earnings under the RC component of the RSP. Contributions made by the Company under its health savings account plan which is also a plan generally available to most U.S. based employees, including the NEOs, are not included; the maximum allowable Company contributions under this plan were $1,000 in 2014.

[h]	Included in All Other Perquisites are payments made for financial planning and tax preparation services for Messrs. Dempsey and Stephens, and Ms. Edwards and travel to Company events for Mr. Mayo’s spouse.

BARNES GROUP INC. 2015 PROXY STATEMENT	43

EXECUTIVE COMPENSATION

GRANTS OF PLAN-BASED AWARDS IN 2014

For a discussion regarding the PLBP and the Stock and Incentive Award Plan, please see the CD&A. The vesting schedule for outstanding Relative Measure PSAs, RSUs and stock option awards are set forth in the footnotes to the “Outstanding Equity Awards at Fiscal Year End” table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)[4]	Exercise or Base Price of Option Awards ($/Sh)[5]	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
P. Dempsey	2/12/2014								5,900	37.13000	71,390
	2/12/2014								30,800	37.13000	372,680
	2/12/2014							16,200			601,506
	2/12/2014							3,100			115,103
	2/12/2014[2]				1,683	5,100	12,750				224,570
	2/12/2014[2]				8,910	27,000	67,500				1,188,900
	[1]	145,313	581,250	1,743,750
C. Stephens, Jr.	2/12/2014								3,800	37.13000	45,980
	2/12/2014								9,400	37.13000	113,740
	2/12/2014							2,000			74,260
	2/12/2014							4,900			181,937
	2/12/2014[2]				1,089	3,300	8,250				145,310
	2/12/2014[2]				2,706	8,200	20,500				361,073
	[1]	57,625	230,500	691,500
S. Mayo[3]	3/17/2014								5,750	38.96000	72,968
	3/17/2014							3,100			120,776
	3/17/2014							8,350			325,316
	3/17/2014[2]				1,700	5,150	12,875				237,949
	3/17/2014[2]				2,756	8,350	20,875				385,801
	[1]	42,337	169,349	508,047
R. Barnhart	2/12/2014								1,500	37.13000	18,150
	2/12/2014								5,900	37.13000	71,390
	2/12/2014							800			29,704
	2/12/2014							3,100			115,103
	2/12/2014[2]				429	1,300	3,250				57,243
	2/12/2014[2]				1,683	5,100	12,750				224,570
	[1]	46,875	187,500	562,500
D. Edwards	2/12/2014								2,600	37.13000	31,460
	2/12/2014								4,300	37.13000	52,030
	2/12/2014							1,400			51,982
	2/12/2014							2,300			85,399
	2/12/2014[2]				759	2,300	5,750				101,277
	2/12/2014[2]				1,287	3,900	9,750				171,730
	[1]	33,300	133,200	399,600

[1]	This row sets forth the range of the potential amounts payable under the PLBP for all NEOs except for Mr. Mayo, who was a participant of the MICP in 2014.

[2]	This row sets forth the range of the number of shares of Common Stock that could be issued under Relative Measure PSAs granted in 2014 under the Stock and Incentive Award Plan.

[3]	Mr. Mayo was appointed Senior Vice President, Barnes Group Inc. and President, Barnes Industrial on March 17, 2014 and received stock options, Relative Measure PSAs and RSUs at that time.

[4]	Stock options granted under the Stock and Incentive Award Plan are described in the “Outstanding Equity Awards at Fiscal-Year End” table.

[5]	Each option has an exercise price equal to the fair market value of Common Stock at the time of grant, as determined by the last trading price per share of Common Stock during regular trading hours on the grant date of the option.

44	BARNES GROUP INC. 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table summarizes equity awards granted to the Company’s NEOs that remain outstanding as of December 31, 2014:

			Option Awards				Stock Awards
Name	Notes	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)[1]	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
P. Dempsey	4	02/12/2014		30,800	$37.13000	02/12/2024
	4	02/12/2014		5,900	$37.13000	02/12/2024
	4	03/01/2013	8,434	16,866	$26.32000	03/01/2023
	4	02/12/2013	5,134	10,266	$24.24000	02/12/2023
	4	02/08/2012	8,667	4,333	$26.59000	02/08/2022
	4	02/09/2011	16,400		$20.69000	02/09/2021
	4	02/08/2010	24,600		$15.26500	02/08/2020
	4	02/10/2009	28,466		$11.45000	02/10/2019
	4	02/14/2007	25,000		$22.33500	02/14/2017
	5	02/14/2007	73,000		$22.33500	02/14/2017
	11	02/12/2014					3,100	$114,731
	11	02/12/2014					16,200	$599,562
	6	02/12/2014							27,000	$ 999,270
	6	02/12/2014							5,100	$ 188,751
	7	03/01/2013					9,066	$335,533
	6	03/01/2013							22,600	$ 836,426
	8	02/12/2013					5,466	$202,297
	6	02/12/2013							13,700	$ 507,037
	9	02/08/2012					2,366	$ 87,566
	6	02/08/2012							11,800	$ 436,718
	10	02/09/2011					1,964	$ 72,688
C. Stephens, Jr.	4	02/12/2014		9,400	$37.13000	02/12/2024
	4	02/12/2014		3,800	$37.13000	02/12/2024
	4	02/12/2013	5,234	10,466	$24.24000	02/12/2023
	4	02/08/2012	9,067	4,533	$26.59000	02/08/2022
	4	02/09/2011	10,000		$20.69000	02/09/2021
	11	02/12/2014					2,000	$ 74,020
	11	02/12/2014					4,900	$181,349
	6	02/12/2014							3,300	$ 122,133
	6	02/12/2014							8,200	$ 303,482
	12	05/02/2013					4,800	$177,648
	8	02/12/2013					5,599	$207,219
	6	02/12/2013							14,000	$ 518,140
	9	02/08/2012					2,466	$ 91,267
	13	02/08/2012					18,800	$695,788
	6	02/08/2012							12,300	$ 455,223
	10	02/09/2011					2,430	$ 89,934
S. Mayo	4	03/17/2014		5,750	$38.96000	03/17/2024
	14	03/17/2014					8,350	$309,034
	15	03/17/2014					3,100	$114,731
	6	03/17/2014							5,150	$ 190,602
	6	03/17/2014							8,350	$ 309,034

BARNES GROUP INC. 2015 PROXY STATEMENT	45

EXECUTIVE COMPENSATION

			Option Awards				Stock Awards
Name	Notes	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)[1]	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)[3]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[3]
R. Barnhart	4	02/12/2014		5,900	$37.13000	02/12/2024
	4	02/12/2014		1,500	$37.13000	02/12/2024
	11	02/12/2014					800	$ 29,608
	11	02/12/2014					3,100	$114,731
	6	02/12/2014							1,300	$ 48,113
	6	02/12/2014							5,100	$ 188,751
	16	08/01/2013					9,100	$336,791
	8	02/12/2013					1,463	$ 54,146
	6	02/12/2013							2,195	$ 81,237
	9	02/08/2012					488	$ 18,061
	6	02/08/2012							1,465	$ 54,220
D. Edwards	4	02/12/2014		4,300	$37.13000	02/12/2024
	4	02/12/2014		2,600	$37.13000	02/12/2024
	4	02/12/2013	2,467	4,933	$24.24000	02/12/2023
	4	02/08/2012	4,201	2,099	$26.59000	02/08/2022
	4	02/09/2011	13,500		$20.69000	02/09/2021
	4	02/08/2010	10,833		$15.26500	02/08/2020
	4	02/13/2008	6,150		$26.38005	02/13/2018
	4	02/14/2007	5,700		$22.33500	02/14/2017
	11	02/12/2014					2,300	$ 85,123
	11	02/12/2014					1,400	$ 51,814
	6	02/12/2014							2,300	$ 85,123
	6	02/12/2014							3,900	$ 144,339
	12	05/02/2013					3,650	$135,087
	8	02/12/2013					2,599	$ 96,189
	6	02/12/2013							6,600	$ 244,266
	9	02/08/2012					1,133	$ 41,932
	6	02/08/2012							5,600	$ 207,256
	10	02/09/2011					1,598	$ 59,142

[1]	Stock option grants awarded from 2007 to 2010 represents the mean between the highest and the lowest stock price of a share of Common Stock on the grant date of the option. Stock option grants awarded from 2011 to 2014 represents the last trading price during regular trading hours per share of Common Stock on the grant date.

[2]	The options terminate 10 years after the grant date.

[3]	On December 31, 2014, the last trading day of the fiscal year, the closing market value of the Common Stock was $37.01.

[4]	The option vests at 33.34% on the eighteenth month and 33.33% on each of the thirtieth and forty-second month anniversaries of the grant date.

[5]	The option vests at 33.334% on August 14, 2009 and 33.333% on August 14, 2010 and August 14, 2011.

[6]	The Relative Measure PSA vests on the third anniversary of the grant date subject to the achievement of performance goals.

[7]	The RSU award vests one-third on September 1, 2014, September 1, 2015 and September 1, 2016.

[8]	The RSU award vests one-third on August 12, 2014, August 12, 2015 and August 12, 2016.

[9]	The RSU award vests one-third on August 8, 2013, August 8, 2014 and August 8, 2015.

[10]	The RSU award vests one-third on August 9, 2013, August 9, 2014 and August 9, 2015.

[11]	The RSU award vests one-third on August 12, 2015, August 12, 2016 and August 12, 2017.

46	BARNES GROUP INC. 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

[12]	The RSU award vests 50% on May 2, 2014 and 50% on May 2, 2015.

[13]	The RSU award vests one-third on February 8, 2014, February 8, 2015 and February 8, 2016.

[14]	The RSU award vests 50% on March 17, 2015 and 50% on March 17, 2016.

[15]	The RSU award vests one-third on September 17, 2015, September 17, 2016 and September 17, 2017.

[16]	The RSU award vests one-third on February 1, 2015, February 1, 2016 and February 1, 2017.

OPTION EXERCISES AND STOCK VESTED

The following table provides information on the value realized by each of the NEOs as a result of the exercise of stock options and stock awards that vested during fiscal year 2014:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[2]
P. Dempsey	15,000	$279,286	35,554	$1,279,957
C. Stephens, Jr.	10,100	166,448	35,354	1,296,653
S. Mayo	—	—	—	—
R. Barnhart	24,600	511,885	2,785	96,437
D. Edwards	20,300	475,398	16,530	611,254

[1]	Amount reflects the difference between the exercise price of the option and the market value at the time of exercise.

[2]	Amount reflects the market value of the stock on the day the stock vested.

BARNES GROUP INC. 2015 PROXY STATEMENT	47

EXECUTIVE COMPENSATION

PENSION BENEFITS

The following table sets forth pension or other benefits providing for payment at, following, or in connection with retirement granted or accrued to the Company’s NEOs in 2014:

Name and Principal Position	Plan Name	Number of Years of Credited Service (12/31/2014)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year
Patrick J. Dempsey	SRIP	14.167	$ 556,969	$ —
President and Chief Executive Officer	RBEP	14.167	N/A	$ —
	MSSORP	14.167	2,816,051	$ —

Christopher J. Stephens, Jr.	SRIP	5.917	$ 230,419	$ —
Senior Vice President, Finance and Chief Financial Officer	RBEP	5.917	N/A	$ —
	MSSORP	5.917	N/A	$ —

Scott A. Mayo	SRIP	N/A	N/A	$ —
Senior Vice President, Barnes Group Inc. and President, Barnes Industrial	RBEP	N/A	N/A	$ —
	MSSORP	N/A	N/A	$ —

Dawn N. Edwards	SRIP	16.250	$ 516,204	$ —
Senior Vice President, Human Resources	RBEP	16.250	N/A	$ —
	MSSORP	16.250	N/A	$ —

Richard R. Barnhart	SRIP	9.667	$ 468,294	$ —
Senior Vice President, Barnes Group Inc. and President, Barnes Aerospace	RBEP	9.667	100,189	$ —
	MSSORP	9.667	N/A	$ —

[1]	All assumptions are as detailed in the notes to the consolidated financial statements for the fiscal year ended December 31, 2014, including a discount rate of 4.25% with the exception of the following:

•	Retirement age for all plans is assumed to be the later of unreduced retirement age, as defined by each plan, or age as of December 31, 2014.

•	No pre-retirement mortality, disability, or termination is assumed.

[2]	Consistent with financial disclosure calculations, it is assumed that the form of payment is a life annuity for the SRIP, the RBEP, the SERP and the MSSORP.

[3]	The 2014 qualified plan compensation limit of $260,000 has been incorporated.

[4]	The terms of (i) the RBEP plan document, as amended and restated effective January 1, 2013, and as further amended on December 12, 2014, and (ii) the terms of the MSSORP plan document, as amended and restated effective January 1, 2009 have been reflected in the December 31, 2014 SEC disclosure tables. Subsequent amendments as of December 30, 2009 and December 14, 2014 to the MSSORP plan document are likewise reflected in the December 31, 2014 SEC disclosure tables.

[5]	Internal Revenue Code Section 415 limits are not reflected for these calculations. Note that the limits would only affect the distribution of amounts between the qualified and non-qualified plans.

48	BARNES GROUP INC. 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

DISCUSSION CONCERNING PENSION BENEFITS TABLE

We provide benefits to our NEOs under the following three pension plans:

•	Salaried Retirement Income Plan (SRIP);

•	Retirement Benefit Equalization Plan (RBEP); and

•	Modified Supplemental Senior Officer Retirement Plan (MSSORP).

The SRIP is a broad-based tax-qualified defined benefit pension plan. The RBEP and the MSSORP are non-tax-qualified supplemental executive retirement plans that provide more generous benefits than are available under the SRIP to certain designated employees and senior level officers, including certain of our NEOs as described below.

SALARIED RETIREMENT INCOME PLAN

The SRIP is a defined benefit pension plan designed to provide income after retirement to eligible employees and their beneficiaries. All NEOs other than Mr. Mayo participate in the SRIP Plan. As described below, given the closure of the SRIP to employees hired on or after January 1, 2013, Mr. Mayo will receive an annual retirement contribution under the RSP of 4% of eligible earnings subject to 5 year graded vesting.

Under the SRIP each eligible employee receives credit for benefit accrual and vesting purposes equal to the number of full months elapsed from the date the employee becomes a participant until the date the participant is no longer employed by the Company. The formula for benefit purposes ranges from 0.5% to 2.5% of a participant’s highest five consecutive years of covered compensation (which generally includes base salary). A participant is 100% vested after five years of service. Benefits are generally structured to be paid upon retirement.

The normal retirement date under the SRIP is the first day of the month following (1) a participant’s 65th birthday or (2) if hired after age 60, the month the participant achieves five years of service. Participants are eligible for early retirement if they have completed 10 years of vesting service and have reached age 55. A participant whose employment terminates before he or she is eligible to retire on account of normal or early retirement but who has otherwise met the vesting requirements of the SRIP is entitled to a deferred vested retirement benefit.

In 2006, the benefit formula for calculating benefits under the SRIP was changed for credited service earned on and after January 1, 2007. The following table shows the calculation of the basic retirement benefit for credited service earned as of December 31, 2006 under the prior formula, and for credited service earned on and after January 1, 2007:

	Benefit Accrual Rate
	For Credited Service Earned as of 12/31/2006	For Credited Service Earned on and after 1/1/2007
Final Average Earnings up to Covered Compensation times Credited Service up to 25 years times	1.85%	1.5%
Plus
Final Average Earnings above Covered Compensation times Credited Service up to 25 years times	2.45%	2.0%
Plus
Final Average Earnings times Credited Service over 25 years times	0.5%	0.5%

BARNES GROUP INC. 2015 PROXY STATEMENT	49

EXECUTIVE COMPENSATION

“Final Average Earnings” is the average of a participant’s highest 5 consecutive years’ compensation within the 10 years before retirement or termination of employment with the Company. Compensation includes all earnings paid to the participant as reported to the IRS on the participant’s Form W-2, but excludes overtime pay, bonuses, director’s fees, reimbursed expenses and any other additional form of earnings, including contributions made to or under any other form of benefit plan (e.g., a 401(k) or profit sharing plan). The 2014 qualified plan compensation limit is $260,000.

“Covered Compensation” is the average annual earnings used to calculate a participant’s Social Security benefit. Covered Compensation is based on the year in which a participant reaches his or her Social Security retirement age. It assumes that the participant will earn the maximum amount taxable by Social Security up to that time. Covered Compensation for a participant who reached age 65 and retired in 2014 was $72,000.

“Credited Service” is the total time a participant spends working at the Company that counts toward his or her pension benefit. Credited Service most often is the number of months the participant works for the Company.

The basic retirement benefit is reduced by the monthly amount of income payable to the participant attributable to employer contributions under any other tax-qualified defined benefit pension plan under which the participant receives credit for service which also constitutes credited service under the SRIP.

The normal retirement benefit of a participant will be his or her basic retirement benefit as determined above multiplied by 100% (minus any percentage attributable to the cost of a pre-retirement survivor annuity, if applicable) and multiplied by (a) the actuarial equivalent factor of the normal form of benefit for the participant or (b) the actuarial equivalent factor of any optional form of retirement benefit provided for under the SRIP that the participant elects to receive instead of the normal form. Optional forms of benefit include Contingent Annuity of 25%, 50%, 75% or 100%, 120 Months Certain and Life Option, Level Income Option, and Level Income and Contingent Annuity Option. As noted above, all NEOs participate in the SRIP other than Mr. Mayo, who joined the Company on March 17, 2014. The SRIP was closed to employees hired on or after January 1, 2013, with no impact to the benefits of existing participants. Certain salaried employees hired on or after January 1, 2013, including Mr. Mayo, receive an annual retirement contribution of 4% of eligible earnings through the Barnes Group Inc. Retirement Savings Plan.

RETIREMENT BENEFIT EQUALIZATION PLAN

The RBEP provides supplemental benefits for participants in the SRIP whose benefits are limited by statute or the Internal Revenue Code. For example, the Internal Revenue Code Section 415 limit (i.e. the annual contribution limit to a defined contribution plan ($52,000 through December 31, 2014) and the annual benefits payable from defined benefit plans ($210,000 through December 31, 2014)) and the Internal Revenue Code Section 401(a)(17) limit (i.e., earnings taken into account for tax-qualified plan purposes ($260,000 through December 31, 2014)). All NEOs are eligible to participate in the RBEP.

Generally, the RBEP is structured to pay the participants the difference between the benefits paid under the SRIP and what the participant would have received but for the statutory limitations described in the SRIP. The RBEP takes into account base salary for purposes of determining the benefits accrued under the plan. All NEOs participate in the RBEP. The defined benefit RBEP was closed to new participants effective December 31, 2012, with no impact to the benefits of existing participants, and replaced with the defined contribution RBEP effective January 1, 2013.

50	BARNES GROUP INC. 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

MODIFIED SUPPLEMENTAL SENIOR OFFICER RETIREMENT PLAN

The MSSORP provides supplemental retirement benefits to selected employees of the Company including Mr. Dempsey. The MSSORP was closed to new participants on December 31, 2008 and replaced by the 2009 Deferred Compensation Plan.

The MSSORP provides certain early or normal retirement benefits to participants as follows. The normal retirement benefits under the MSSORP are equal to (a) minus the sum of (b), (c) and (d), where:

(a)	equals 55% of the participant’s final average compensation multiplied by the ratio (not to exceed 1.0) of his or her credited service to 15;

(b)	equals the participant’s SRIP benefit;

(c)	equals the participant’s Social Security benefit; and

(d)	equals the participant’s prior employer benefit.

The early retirement benefits under the MSSORP are equal to (a) minus the sum of (b), (c) and (d), where:

(a)	equals 55% of the participant’s final average compensation (which generally includes base salary and annual incentive compensation) multiplied by the ratio (not to exceed 1.0) of his or her credited service to the greater of 15 years or the credited service the participant would have completed had credited service continued to age 62 multiplied by a percentage factor (less than 100%) based on the participant’s age at the time that benefits commence;

(b)	equals the participant’s SRIP benefit as of such date;

(c)	equals the participant’s Social Security benefit; and
(d)	equals the participant’s prior employer benefit multiplied by the same percentage factor based on the participant’s age used in the calculation of (a).

The MSSORP is structured to cover any gaps of coverage under the SRIP, and RBEP up to 55% of a participant’s final average compensation. This is because when an individual becomes eligible for the MSSORP, a portion of the benefits are based on amounts earned and vested under the SRIP, and RBEP, which all vest prior to the MSSORP benefits.

“Final average compensation” has the same meaning as Final Average Earnings under the SRIP except that “final average compensation” is not subject to the IRS qualified plan compensation limits. In addition, “final average compensation” includes annual cash incentive awards. The “Qualified Plan benefit” is the annual pension benefit payable as a single life annuity upon the participant’s actual retirement date, excluding any portion of such annual pension benefit attributable to any period after, or any compensation earned after, the participant has a “separation from service” within the meaning of Internal Revenue Code Section 409A. “Social Security benefit” means the participant’s annual Social Security benefit. “Prior employer benefit” means any benefit paid or payable by any prior employer of the participant.

For participants who had attained age 55 as of January 1, 2009, distributions are made in the form of an annuity. For participants who had not attained age 55 as of January 1, 2009 (currently, all NEOs that participate in the plan), distributions generally are made in 5 installments over a 4-year period following retirement; provided, however, that if the participant terminates employment before attaining age 55, the participant is instead entitled to benefits under the RBEP.

BARNES GROUP INC. 2015 PROXY STATEMENT	51

EXECUTIVE COMPENSATION

NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information with regard to defined contribution or other plans that provide for the deferral of compensation on a basis that is not tax qualified by the Company’s NEOs in 2014:

NONQUALIFIED DEFERRED COMPENSATION TABLE FOR 2014

Name	Aggregate Beginning Balance in Last Fiscal Year	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals / Distributions	Aggregate Balance at Last Fiscal Year-End
Patrick J. Dempsey President and Chief Executive Officer	$ —	$ —	$ —	$ —	$ —	$ —
Christopher J. Stephens, Jr. Senior Vice President, Finance and Chief Financial Officer	557,432	—	116,648	16,047	—	690,127
Scott A. Mayo Senior Vice President, Barnes Group Inc., and President, Barnes Industrial	—	—	—	—	—	—
Richard R. Barnhart Senior Vice President, Barnes Group Inc., and President, Barnes Aerospace	—	—	—	—	—	—
Dawn N. Edwards Senior Vice President, Human Resources	258,757	—	51,377	16,463	—	326,597

The Barnes Group 2009 Deferred Compensation Plan (DC Plan) was authorized by the Board in July 2009 effective September 1, 2009. Officers of the Company who were elected or appointed on or after January 1, 2009 until April 1, 2012 when the DC Plan was closed to any new or rehired otherwise eligible executive, were eligible to participate in the DC Plan at the Board’s discretion. The DC Plan replaced the MSSORP which was closed to new participants as of December 31, 2008. Mr. Stephens and Ms. Edwards are the only NEOs that participate in the DC Plan.

There are no participant contributions to the DC Plan; rather, for each DC Plan participant, the Company credits an annual hypothetical contribution equal to 20% of the compensation above the Internal Revenue Code Section 401(a)(17) limit (i.e., earnings taken into account for tax-qualified plan purposes, currently $260,000) or such other amount determined by the Compensation Committee. The hypothetical contributions credited are adjusted according to the performance of investment options provided under the DC Plan. Each participant in the DC Plan determines from the investment options available how his or her fund will be invested. The DC Plan provides most of the same investment options as the Barnes Group Inc.

Retirement Savings Plan. Subject to the Company’s amendment and termination rights and other DC Plan and trust provisions, participants generally vest upon attaining the age of 55 and 10 years of service; provided that the Board may reduce the required years of service to five years for any given participant; and provided further that, for death and defined disabilities, vesting occurs if a participant is at least 55 with five years of service. Distributions under the DC Plan generally are made in five installments over a four-year period. If, at separation from service or death, a participant has satisfied the age and service conditions for the payment of a benefit under the DC Plan, a benefit under the RBEP will not be paid to the participant.

As of December 31, 2014 if Mr. Stephens was not a participant in the DC Plan, the present value of his accumulated benefit under the RBEP would be $190,905. As of December 31, 2014 if Ms. Edwards was not a participant in the DC Plan, the present value of her accumulated benefit under the RBEP would be $93,654. The amount that the Company contributes under the DC Plan is also included in the “All Other Compensation” column of the Summary Compensation Table for Mr. Stephens and Ms. Edwards.

52	BARNES GROUP INC. 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

POST TERMINATION AND CHANGE IN CONTROL BENEFITS

The Company has entered into certain agreements and maintains certain plans that will require the Company to provide compensation to the NEOs in the event of a termination of employment or a change in control of the Company. The key provisions of those arrangements are described below, and then the values of potential payments that would be due if termination of employment or a change in control occurred on December 31, 2014 are set forth in the tables following the description.

SEVERANCE AGREEMENT

All of our NEOs are eligible for certain severance benefits in connection with a change in control or a separation from service following a change in control under the terms of a severance agreement. Generally, our severance agreements are based on the same form agreement. The term of each severance agreement is one year with an automatic annual extension commencing on each January 1, unless the Company or the NEO provides written notice not later than September 30 of the preceding year of a determination not to extend the severance agreement. However, if a change in control occurs during the term of the severance agreement, the term will expire no earlier than 24 months after the month in which the change in control occurs. The Compensation Committee believes that the Company’s severance agreements for its NEOs help assure that the NEOs will act in the best interest of the stockholders in any proposed merger or acquisition transaction, even if they might face possible termination of employment as a result of such a transaction.

The severance agreements provide, among other things, that upon the occurrence of a change in control, NEOs are entitled to a cash payment equal to a prorated target annual bonus for the year in which the change in control occurs which will be credited against any annual bonus or incentive award that each NEO is otherwise entitled to receive with respect to such year.

In addition, if, following a change in control and during the applicable term of the severance agreement, an NEO’s employment is involuntarily terminated other than for cause or if the NEO voluntarily terminates employment for good reason, then each NEO is entitled to certain severance payments and benefits conditioned upon executing a release. These payments and benefits generally consist of the following:

•	An amount equal to two times the most recent base salary and two times the highest of (i) the annualized average bonus for up to three years prior (or such annualized year if applicable) to the (a) separation from service; or (b) change in control; or (ii) the target bonus for the year in which the separation from service occurs;

•	Cash payment equal to a prorated target bonus for the year in which the separation from service occurs (less any pro rata bonus previously paid for the same period);

•	Twenty-four months of additional age credit, benefit accruals and vesting credit under the Company’s non-qualified and qualified retirement plans, with the resulting benefits payable either at the times provided by such plans or in an actuarially equivalent lump sum on March 1 of the year following the year in which the date of termination occurs;

•	Twenty-four months of continued financial planning assistance at the Company’s expense;

•	Twenty-four months continued participation in any welfare plans of the Company (including medical, dental, death, disability, and the Company’s SEELIP, if applicable) in which the NEO was participating at the time of termination of employment or change in control; and

•	An additional payment each month during the 24 month period to gross-up the NEO for all taxes due on the medical and dental benefits payable under the severance agreement.

BARNES GROUP INC. 2015 PROXY STATEMENT	53

EXECUTIVE COMPENSATION

For purposes of the severance agreements, “good reason” generally includes a termination by an NEO, subject to an applicable cure period, for: (i) the assignment of any duties materially inconsistent with the NEO’s status as an executive officer or a material adverse alteration in the nature or status of the NEO’s responsibilities from such responsibilities in effect prior to the change in control, (ii) a reduction in the annual base salary of more than 5% or $20,000, (iii) greater than a 50-mile change in the location of Company executive offices, and (iv) the failure to follow procedures in the event of a termination for “cause.”

If, during the term of the severance agreement following a change in control, the Company disputes that an NEO’s employment has been involuntarily terminated other than for cause or that the NEO terminated employment for good reason, the Company may be obligated under the severance agreement to continue to pay the executive salary, bonus, benefits and perquisites as described above for the balance of the term of the severance agreement, in addition to the payments and benefits described above.

If an NEO becomes entitled to health, welfare, pension and other benefits of the same type as referred to above during the 24-month period following employment termination, the Company will stop providing these benefits and the NEO may be obligated to repay a portion of any benefits that were previously paid as described above in a lump sum.

The severance agreement also provides that, if any payment or benefit would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, the severance payments and benefits to the executive will be reduced if and to the extent that reducing the payments and benefits would result in the executive retaining a larger amount, on an after-tax basis, than if he or she received the entire amount of such payments and benefits and paid the applicable excise tax (i.e. the Company does not provide a tax gross-up for any excise taxes as a result of change in control benefits).

The severance (change in control) agreement supersedes any other agreements and plans that apply in the event that the executive’s employment with us is terminated following a change in control without cause or by the executive for good reason. The superseded agreements include the Barnes Group Inc. Executive Separation Pay Plan described below.

BARNES GROUP INC. EXECUTIVE SEPARATION PAY PLAN

During 2014, each of our NEOs was covered by the Executive Separation Pay Plan. The Executive Separation Pay Plan provides for severance payments and benefits to an eligible executive who experiences an involuntary separation from service without cause provided that, after December 31, 2008, such separation is not covered by a severance agreement. No payments or benefits are made to an executive whose employment is terminated due to misconduct of any type, including, but not limited to, violation of Company rules or policies or any activity which results in conviction of a felony or if the employment termination is a result of the sale of a business unit of the Company and the employee is offered employment by the purchaser within 30 days after the closing of the sale, in a comparable position and for substantially equivalent compensation and benefits as before the sale.

Under the Executive Separation Pay Plan, a terminated eligible NEO is entitled to minimum severance of one month’s base salary or the amount of accrued vacation pay, whichever is greater. In order to receive the higher severance benefit of 12 months’ salary continuation (or, 24 months’ salary and pro rata actual bonus in the case of Mr. Dempsey) plus accrued vacation pay, the eligible NEO must execute a release of claims acceptable to us. The salary portion is to be paid on regular payroll dates but payments may be delayed until six months after separation from service if necessary to comply with Internal Revenue Code Section 409A. The vacation pay portion is to be paid in a lump sum. The pro rata actual bonus to be paid to Mr. Dempsey would be paid in a lump sum. During the severance period, benefits will continue to be provided pursuant to medical, dental, flexible benefit and premium payments and benefits under the SEELIP, ELIP or EGTLIP will be continued for NEOs.

54	BARNES GROUP INC. 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

RETIREMENT PLANS

The amount and form of pension benefits that would be paid upon a qualifying retirement under our SRIP, the RBEP and the MSSORP are disclosed in the Pension Table on page 48 and the accompanying discussion. Any additional retirement benefits that would be payable in the event of termination of employment or a change in control are shown in the “Potential Payments Upon Termination or Change in Control” tables below.

STOCK OPTIONS

The following is a discussion of the standard terms of stock options with respect to various types of termination of employment and in the event of a change in control, although these terms do vary by agreement and by person.

If the holder’s employment terminates other than by reason of death, disability or retirement or for cause, (i) the portion of the stock options that are exercisable as of the termination date will terminate; provided, however, if the employee is terminated by the Company without cause, the stock options that were exercisable as of the termination date will remain exercisable for one year from the date of termination and (ii) the portion of the stock options that have not become exercisable will be forfeited. If the holder’s employment terminates due to death or disability, the portion of the stock options that are not exercisable will immediately become exercisable and the stock options will be exercisable for a year after the termination date. If the holder’s employment terminates by reason of retirement at the age of 62 or later with a minimum of five years of service and at least one year after the grant date, the portion of the stock options that are not yet exercisable will immediately become exercisable and the stock options will be exercisable for five years after the termination date. If the holder’s employment is terminated for cause, all outstanding stock options will terminate. If a change in control occurs and, in addition, within two years following the change of control there is a termination of employment by the Company without cause, termination by the employee with good reason, or termination on account of death, disability or retirement, the portion of the stock options that are not exercisable will immediately become exercisable and the stock options will be exercisable for two years after the termination date.

RESTRICTED STOCK UNIT AWARDS

The following is a discussion of the standard terms of RSUs with respect to various types of termination of employment and in the event of a change in control, although these terms do vary by agreement and by person.

If the holder’s employment terminates, other than due to death or disability or retirement, the unvested portion of the award terminates. If the holder’s employment is terminated due to death or disability, the unvested portion of the award vests in full. If the holder’s employment terminates by reason of retirement (so long as there is no cause), and if at least two years have passed since the grant date, then the portion of any RSUs that did not become non-forfeitable before the date of separation from service by retirement will become non-forfeitable on that date. If the holder’s employment is terminated for cause, the unvested portion of the award terminates. If a change in control occurs and, in addition, within two years following a change of control there is a termination of employment by the Company without cause, termination by the employee with good reason, or termination on account of death, disability or retirement, then any unvested RSUs will become vested on the date of the termination.

BARNES GROUP INC. 2015 PROXY STATEMENT	55

EXECUTIVE COMPENSATION

PERFORMANCE SHARE AWARDS

The following is a discussion of the standard terms of Relative Measure PSA awards with respect to the various types of termination of employment and in the event of a change in control, although these terms may vary by agreement and by person.

If a holder’s employment terminates due to death or disability before the completion of a three-year performance cycle, a prorated payout will be made at the target level as soon as administratively feasible. In the event of involuntary termination not for cause, a prorated number of shares will be earned on the basis of plan performance and will be paid at the end of the three-year cycle only if at least one-year of employment has occurred from the grant date until the termination date. If the holder’s employment terminates by reason of retirement (so long as there is no cause), and if at least two years have passed since the grant date, then a prorated number of shares earned on the basis of plan performance will be paid at the end of the three-year cycle. If the holder’s employment terminates by reason of retirement (so long as there is no cause), and if less than two years have passed since the grant date, then a prorated number of shares will be earned based on the lesser of plan performance or target level and will be paid at the end of the three-year cycle. If a holder’s employment terminates for any other reason, then all Relative Measure PSAs not earned as of the termination date terminate.

If there is a change in control during the three year performance cycle, and the holder’s employment is terminated by the Company without cause or by the employee for good reason within two years following the change of control, vesting of Relative Measure PSAs based on actual performance will occur for full years that have been completed and based on target for any remaining period.

ANNUAL INCENTIVE PLANS

Participants in the PLBP for any year whose employment is involuntarily terminated by the Company other than for cause on or after November 1 and before awards are paid for such year are eligible to receive prorated awards for such year based on actual performance, as are participants who retire, die or become permanently disabled before awards are paid for such year. A participant whose employment terminates for any other reason before awards are paid for a year is not eligible to receive an award. The MICP is structured on the same terms and conditions as set forth in the PLBP.

56	BARNES GROUP INC. 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE IN CONTROL1

The amount of compensation payable to each NEO if termination of employment or a change in control occurs, assuming a December 31, 2014 triggering event, is listed in the table below.

P. Dempsey	Voluntary Termination ($)[7]	For Cause Termination ($)[8]	Without Cause/Good Reason Termination ($)[9]	Death ($)[10]	Disability ($)[10,11]	Change in Control ($)[12]	Change in Control With Termination ($)[12]	Retirement ($)[13]
Cash Compensation/ Severance	—	—	$2,313,220	$1,528,220	$1,528,220	—	$4,274,257	—
Additional Retirement Benefits[2]	—	—	—	—	—	—	$362,009	—
Continuation of Other Benefits[3]	—	—	$153,165	—	—	—	$291,331	—
Stock Options[4]	—	—	—	$356,544	$356,544	—	$356,544	—
Restricted Stock Units[5]	—	—	—	$1,412,376	$1,412,376	—	$1,412,376	—
Performance Share Awards[6]	—	—	$1,332,359	$1,728,366	$1,728,366	—	$2,968,202	—
TOTAL	$—	$—	$3,798,744	$5,035,506	$5,035,506	$—	$9,664,719	$—

C. Stephens, Jr.	Voluntary Termination ($)[7]	For Cause Termination ($)[8]	Without Cause/Good Reason Termination ($)[9]	Death ($)[10]	Disability ($)[10,11]	Change in Control ($)[12]	Change in Control With Termination ($)[12]	Retirement ($)[13]
Cash Compensation/ Severance	—	—	$1,070,995	$609,995	$609,995	—	$1,659,544	—
Additional Retirement Benefits[2]	—	—	—	—	—	—	$106,070	—
Continuation of Other Benefits[3]	—	—	$97,718	—	—	—	$180,434	—
Stock Options[4]	—	—	—	$180,885	$180,885	—	$180,885	—
Restricted Stock Units[5]	—	—	—	$1,517,225	$1,517,225	—	$1,517,225	—
Performance Share Awards[6]	—	—	$800,649	$942,521	$942,521	—	$1,398,978	—
TOTAL	$—	$—	$1,969,362	$3,250,626	$3,250,626	$—	$5,043,136	$—
S. Mayo	Voluntary Termination ($)[7]	For Cause Termination ($)[8]	Without Cause/Good Reason Termination ($)[9]	Death ($)[10]	Disability ($)[10,11]	Change in Control ($)[12]	Change in Control With Termination ($)[12]	Retirement ($)[13]
Cash Compensation/ Severance	—	—	$730,952	$305,952	$305,952	—	$1,009,056	—
Additional Retirement Benefits[2]	—	—	—	—	—	—	—	—
Continuation of Other Benefits[3]	—	—	$28,180	—	—	—	$41,361	—
Stock Options[4]	—	—	—	—	—	—	—	—
Restricted Stock Units[5]	—	—	—	$423,765	$423,765	—	$423,765	—
Performance Share Awards[6]	—	—	—	$166,545	$166,545	—	$499,635	—
TOTAL	$—	$—	$759,132	$896,262	$896,262	$—	$1,973,817	$—

BARNES GROUP INC. 2015 PROXY STATEMENT	57

EXECUTIVE COMPENSATION

R. Barnhart	Voluntary Termination ($)[7]	For Cause Termination ($)[8]	Without Cause/Good Reason Termination ($)[9]	Death ($)[10]	Disability ($)[10,11]	Change in Control ($)[12]	Change in Control With Termination ($)[12]	Retirement ($)[13]
Cash Compensation/ Severance	—	—	$761,468	$386,468	$386,468	—	$934,294	—
Additional Retirement Benefits[2]	—	—	—	—	—	—	$156,752	—
Continuation of Other Benefits[3]	—	—	$31,545	—	—	—	$48,090	—
Stock Options[4]	—	—	—	—	—	—	—	—
Restricted Stock Units[5]	—	—	—	$553,337	$553,337	—	$553,337	—
Performance Share Awards[6]	—	—	$108,378	$187,332	$187,332	—	$372,321	—
TOTAL	$—	$—	$901,391	$1,127,137	$1,127,137	$—	$2,064,793	$—

D. Edwards	Voluntary Termination ($)[7]	For Cause Termination ($)[8]	Without Cause/Good Reason Termination ($)[9]	Death ($)[10]	Disability ($)[10,11]	Change in Control ($)[12]	Change in Control With Termination ($)[12]	Retirement ($)[13]
Cash Compensation/ Severance	—	—	$648,500	$352,500	$352,500	—	$1,031,492	—
Additional Retirement Benefits[2]	—	—	—	—	—	—	$49,926	—
Continuation of Other Benefits[3]	—	—	$57,643	—	—	—	$100,287	—
Stock Options[4]	—	—	—	$84,866	$84,866	—	$84,866	—
Restricted Stock Units [5]	—	—	—	$469,287	$469,287	—	$469,287	—
Performance Share Awards[6]	—	—	$370,100	$446,587	$446,587	—	$680,984	—
TOTAL	$—	$—	$1,076,243	$1,353,240	$1,353,240	$—	$2,416,842	$—

[1]	The value of equity awards vesting upon a change in control, death or disability are equal to the grant’s intrinsic value as of December 31, 2014 based on the closing market price of $37.01. Equity awards and non-equity incentive plan compensation that were fully vested by their terms as of December 31, 2014 are not included in the numbers shown above. For information on any outstanding fully-vested awards, see the “Outstanding Equity Awards at Fiscal Year End” Table.

[2]	The value of these benefits is based upon provisions of the change in control severance agreements with our NEOs whereby the executives are entitled to the value of additional retirement benefits that would have been earned had they continued employment for two additional years after employment termination.

[3]	The value of these benefits is based upon the Executive Separation Pay Plan and the change in control severance agreements with our NEOs whereby the executives are entitled to continued participation in the Company’s welfare and fringe benefit plans for 12 or 24 months upon covered terminations of employment, and continuation of premium payments and benefits under the SEELIP, ELIP, or EGTLIP as applicable. Although continued participation may cease to the extent the NEO subsequently has coverage elsewhere, the numbers set forth in the table above reflect an estimate of coverage for the maximum applicable time period.

[4]	Amounts reflect the difference between the exercise price of the option and the closing market price of $37.01 as of December 31, 2014. Options with a strike price greater than $37.01 are shown as $0. Equity awards that were fully vested by their terms as of December 31, 2014 are not included in the numbers shown above. For information on any outstanding fully-vested awards, see the “Outstanding Equity Awards at Fiscal Year End” Table.

[5]	Amounts reflect the market value of the shares underlying the awards as of December 31, 2014 at the closing market price of $37.01 and do not include any value for that portion of the award with respect to which the participants accrued a vested interest by or on December 31, 2014. For information on any outstanding fully-vested awards, see the “Outstanding Equity Awards at Fiscal Year End” Table.

[6]	Amounts reflect the market value of the shares underlying the awards as of December 31, 2014 at the closing market price of $37.01 and assume target level performance and do not include any value for that portion of the award with respect to which the participants accrued a vested interest by or on December 31, 2014. No value is included in the Change in Control column because performance is unknown at December 31, 2014. For Without Cause/Good Reason Termination, performance shares granted over a year prior to the termination date are pro-rated at target.

[7]	Relative to the Cash Compensation/Severance row of the table, no additional payment is due under the Annual Incentive Plans; participants must be employed on the date of payment to receive an award, so no award is payable.

58	BARNES GROUP INC. 2015 PROXY STATEMENT

EXECUTIVE COMPENSATION

[8]	Relative to the Cash Compensation/Severance row of the table, the Executive Separation Pay Plan stipulates no separation benefits are due if the executive is terminated for misconduct. Under the Annual Incentive Plans, the officer generally must be employed on the date of payment to receive an award. A retirement-eligible officer also gets no bonus under the Annual Incentive Plans if terminated for Cause.

[9]	The amount in the Cash Compensation/Severance row of the table equals one year’s salary and includes a pro-rated award under the Annual Incentive Plans for all executives. Under the Annual Incentive Plans, an executive terminated other than for cause after October 31, 2014 is entitled to a pro-rated award. The amounts shown in the table assume performance at target levels for 2014 and future years.

[10]	Relative to the Cash Compensation/Severance row of the table, no additional salary is due upon death or disability, but, under the Annual Incentive Plans, the participant would be entitled to a pro-rated award for a death or disability on December 31, 2014. Participants’ beneficiaries would also be entitled to life insurance benefits as well as certain pension plan death benefits not shown in this table. Equity awards (other than performance shares) vest at date of death. No incremental value is shown for death because the table assumes death occurred on the last day of the year; the awards would then have already been earned.

[11]	Participants would be able to receive short-term disability and long-term disability payments available to all salaried employees which amounts are not shown in the table above. Participants would also accrue service under some of the pension plans during a period of disability. Equity awards (other than performance shares) vest upon the occurrence of a qualifying disability event. No incremental value is shown for disability because the table assumes disability occurred on the last day of the year; the awards would then have already been earned.

[12]	Executives are entitled to a pro-rated target bonus upon a change in control. This is netted against the amount paid for termination following a change in control when such termination occurs in the same year. The table reflects a December 31, 2014 event. Since a portion of the 2014 bonus is earned as of December 31, 2014, the Cash Compensation/Severance row includes the excess (if any) of the full-year target bonus over the amount actually awarded for the year. Pro-rated bonus is based on target for all NEOs. Agreements separately provide for a bonus component of the severance benefit. For all NEOs, this is based on 3-year average bonus for post-change in control termination, rather than the target bonus if this is more favorable. The severance benefits shown for Messrs. Stephens, Mayo, Barnhart and Ms. Edwards for a post-change in control termination have been reduced by $531,584, $478,444, $378,206 and $329,579, respectively, to the largest after-tax payment.

[13]	Equity awards only allow for retirement treatment if an executive retires at or after attaining age 62 with at least five years of service. No amounts are shown in this column as none of the NEOs was eligible to retire on December 31, 2014.

BARNES GROUP INC. 2015 PROXY STATEMENT	59

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information regarding securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2014.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders:

Barnes Group Inc. Stock and Incentive Award Plan (2014 Plan)	1,812,815 [1]	22.72 [2]	7,371,279 [3]

Employee Stock Purchase Plan (ESPP)	—	—	308,455

Non-Employee Director Deferred Stock Plan, As Further Amended	55,200	—	—

Total	1,868,015	—	7,679,734

[1]	Included in this amount are 374,005 shares reserved for RSU awards, 340,596 shares reserved for Relative Measure PSAs assuming target performance, and 84,990 shares reserved for Relative Measure PSAs assuming above target performance.

[2]	Weighted-average exercise price excludes 714,601 shares for restricted stock awards with a zero exercise price.

[3]	The 2014 Plan allows for stock options and stock appreciation rights to be issued at a ratio of 1:1 and other types of incentive awards at a ratio of 2.84:1.

60	BARNES GROUP INC. 2015 PROXY STATEMENT

STOCK OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of February 13, 2015, the individuals and institutions set forth below are the only persons known by us to be beneficial owners of more than 5% of the outstanding shares of Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock
Bank of America Corporation and Affiliates[1] 100 N. Tryon Street Bank of America Corporate Center Charlotte, NC 28255	5,505,268	10.1%

BlackRock, Inc.[2] 55 East 52nd Street New York, NY 10022	4,768,636	8.8%

Vanguard Group Inc.[3] 100 Vanguard Boulevard Malvern, PA 19355	3,178,409	5.8%

Mr. Thomas O. Barnes[4] 123 Main Street Bristol, CT 06010	3,145,384	5.8%

[1]	This information is based on a Schedule 13G/A filed by Bank of America Corporation (BoA) on February 13, 2015 with the SEC. As of December 31, 2014, BoA had shared voting power with respect to 5,420,633 shares and shared investment power with respect to 5,503,228 shares.

[2]	This information is based on a Schedule 13G/A filed by BlackRock, Inc. on January 22, 2015 with the SEC. As of December 31, 2014, BlackRock, Inc., together with affiliates identified in the Schedule 13G/A, had sole voting power with respect to 4,637,391 shares and sole investment power with respect to an aggregate of 4,768,636 shares.

[3]	This information is based on a Schedule 13G/A filed by Vanguard Group Inc. on February 10, 2015 with the SEC. As of December 31, 2014, Vanguard Group Inc., together with affiliates identified in the Schedule 13G, had sole voting power with respect to 72,706 shares, sole investment power with respect to 3,109,003 shares and shared investment power with respect to 69,406 shares.

[4]	As of February 1, 2015, based on Company records, Mr. Barnes had sole voting and sole investment power with respect to 614,347 shares and sole voting and shared investment power with respect to 2,112,604 shares.

BARNES GROUP INC. 2015 PROXY STATEMENT	61

STOCK OWNERSHIP

SECURITY OWNERSHIP OF DIRECTORS AND

EXECUTIVE OFFICERS

As of February 1, 2015, each of our directors and NEOs, and all directors and executive officers as a group beneficially owned the number of shares of Common Stock shown below. The number of shares reported as beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act.

Name of Person or Group	Amount and Nature of Beneficial Ownership[1]	Percent of Common Stock
Thomas J. Albani	27,031	*
John W. Alden	50,958	*
Thomas O. Barnes	3,145,384	5.8%
Richard R. Barnhart	22,494	*
Gary G. Benanav	75,611	*
William S. Bristow, Jr.	437,344	*
Patrick J. Dempsey	313,687	*
Dawn N. Edwards	85,970	*
Francis J. Kramer	3,553	*
Mylle H. Mangum	21,258	*
Scott A. Mayo	0	*
Hassell H. McClellan	13,894	*
William J. Morgan	31,287	*
JoAnna L. Sohovich	0	*
Christopher J. Stephens, Jr.	77,923	*
Current directors & executive officers as a group (17 persons)	4,361,983	8%

*	Less than 1% of Common Stock beneficially owned.

[1]	The named person or group has sole voting and investment power with respect to the shares listed in this column, except as set forth in this note.

As discussed above, Messrs. Albani and Alden both retired as a director on May 9, 2014. Mr. Barnes has sole voting and sole investment power with respect to 614,347 shares and sole voting and shared investment power with respect to 2,112,604 shares. Of the shares of Common Stock owned by Mr. Barnes, 100,000 shares are pledged. Mr. Bristow has shared voting and shared investment power with respect to 30,418 shares which are held in an irrevocable trust. Of the shares of Common Stock owned by Mr. Bristow, 363,849 shares are held in a margin account and may be pledged from time to time in this account.

The shares listed for Messrs. Albani, Alden, Barnes, Barnhart, Benanav, Bristow, Dempsey, Kramer, Mayo, McClellan, Morgan and Stephens, Mses. Edwards, Mangum and Sohovich, and all directors and executive officers as a group include 0; 0; 0; 0; 0; 0;189,701; 0; 0; 0; 0; 24,301; 42,851; 0; 0; and 265,787 shares, respectively, which they have the right to acquire within 60 days after February 1, 2015. The shares listed for Messrs. Barnes, Barnhart, Dempsey and Stephens, Ms. Edwards, and all directors and executive officers as a group include 35,138; 2,442; 4,129; 1,556; 13,320 and 56,589 shares, respectively, over which they have shared investment power. These shares are held under the Company’s Retirement Savings Plan. The shares listed for Messrs. Barnes, Benanav and Bristow and Ms. Mangum include 12,000 shares that each of them has the right to receive under the Non-Employee Director Deferred Stock Plan described above under the heading “Director Compensation in 2014.”

The shares listed for Messrs. Barnhart, Dempsey, Mayo and Stephens, Ms. Edwards, and all directors and executive officers as a group do not include 20,512; 106,562; 20,775; 57,095; 25,480 and 246,761 shares of Common Stock, respectively, that the holders may have the right to receive on a future date (beyond 60 days from February 1, 2015) pursuant to RSU and performance share awards. The shares listed also do not include 2,365 and 1,291 shares of Common Stock that Mr. Kramer and Ms. Sohovich may have the right to receive on a future date (beyond February 1, 2015) pursuant to an RSU award.

62	BARNES GROUP INC. 2015 PROXY STATEMENT

STOCK OWNERSHIP

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors, executive officers and beneficial owners of 10% or more of our Common Stock file reports with the SEC concerning their ownership, and changes in their ownership, of our

Common Stock. Based on our review of reports filed with the SEC and written representations from our directors and executive officers, we believe that these filing requirements were met during 2014.

RELATED PERSON TRANSACTIONS

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

We have a written policy regarding related person transactions. The policy covers all related person transactions or series of similar transactions. All related person transactions are to be in the best interests of the Company and its stockholders and, unless different terms are specifically approved or ratified by the Corporate Governance Committee, must be on terms that are no less favorable to us than would be obtained in a similar transaction with an unaffiliated third party under the same or similar circumstances. The Corporate Governance Committee may consider the following:

•	the extent of the related person’s interest in the transaction;

•	whether the transaction would create an actual or apparent conflict of interest;

•	the availability of other sources or comparable products or services, if applicable;

•	whether the item is generally available to substantially all employees, if applicable;

•	the benefit to the Company; and

•	the aggregate value of the transaction.

Our General Counsel is responsible for reviewing all related person transactions and taking all reasonable steps to ensure that all “material” related person transactions (those required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC) are presented to the Corporate Governance Committee for pre-approval or ratification in its discretion. Each director and executive officer is responsible for promptly notifying our General Counsel of any related person transaction in which such director or executive officer may be directly or indirectly involved as soon he or she becomes aware of a possible transaction.

For related person transactions that are not material, our General Counsel is to determine whether the transaction is in compliance with the policy. If a non-material related person transaction involves the General Counsel, the Chief Financial Officer assumes the responsibilities of the General Counsel with respect to the policy.

BARNES GROUP INC. 2015 PROXY STATEMENT	63

RELATED PERSON TRANSACTIONS

RELATED PERSON TRANSACTIONS FOR 2014

In 1999, the Company entered into collateral assignment split dollar life insurance agreements (Agreements), which replaced similar agreements that had been entered into in 1985, with our current Chairman of the Board and his sister. The insured under the policies is the father of our current Chairman of the Board. The current beneficiaries under the policies are our current Chairman and his sister. The Agreements were originally entered into when our current Chairman’s father was the Company’s chief executive officer and chairman of the board, and such agreements were customary at the time. Both the Company and the insured chief executive officer expected the agreements to continue into the insured chief executive officer’s retirement. Since 1985, the Company has paid an annual premium of $49,500 for each policy as required under the Agreements. Upon termination of the Agreements or death of the insured or prior to policy maturation, the Company is entitled to the greater of the cumulative premiums paid or the cash value of the policies. As of December 31, 2014, the death benefit of each policy was $3,168,496, the cumulative premiums contributed by the Company for each policy was $1,616,344, and the cash value of each policy was $1,834,249.

AUDIT MATTERS

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and the Company’s independent registered public accounting firm the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard (AS) No. 16, Communications with Audit Committees. The Audit Committee has received from the independent registered public accounting firm written disclosures and the letter required by the PCAOB’s Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the year-end audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles or to plan or conduct an audit in accordance with the standards of the PCAOB. That is the responsibility of management and the Company’s independent registered public accounting firm, respectively. In giving our recommendation to the Board, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

THE AUDIT COMMITTEE

William J. Morgan, Chair
William S. Bristow, Jr.
Hassell H. McClellan
JoAnna L. Sohovich

64	BARNES GROUP INC. 2015 PROXY STATEMENT

AUDIT MATTERS

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Fees paid to PricewaterhouseCoopers LLP for 2014 and 2013 are set forth below:

Type of Fees	2014	2013
Audit Fees[1]	$2,156,285	$3,411,000
Audit-Related Fees[2]	21,516	600,725
Tax Fees[3]	1,104,599	1,385,150
All Other Fees[4]	104,168	1,818
Total Fees	$3,386,568	$5,398,693

[1]	Fees for professional services provided in connection with the integrated audit of the Company’s financial statements and internal controls over financial reporting for the respective years, and review of financial statements included in Forms 10-Q, and includes statutory audits, attest services, consents and assistance with and review of documents filed with the SEC. Fees included in these balances for 2013 related to the acquisition of the Männer business, which was integrated into the Company’s Industrial segment in 2013, were $170,000. Also included in 2013 were fees related to the divestiture of the BDNA business of $949,704.

[2]	Fees primarily for transactional and due diligence reviews and benefit plan audits. Due diligence fees included in these balances for 2013 related to the acquisition of the Männer business in 2013 were $398,000. Due diligence fees included in these balances for 2013 related to the divestiture of the BDNA business were $137,500.

[3]	Fees for tax compliance, tax consulting and expatriate tax services. Tax consulting fees and compliance fees included in these balances for 2013 related to the acquisition of the Männer business and the divestiture of the BDNA business in 2013 were $446,475 and $144,934, respectively.

[4]	Other professional fees of $102,350 related to a market research study and license fees for PricewaterhouseCoopers LLP’s publication Comperio.

PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of independent registered public accounting firms that we engage. The policy applies to all external auditors, other than external auditors that have not prepared or issued, and are not reasonably expected in the foreseeable future to prepare or issue, any audit report or perform other audit, review or attestation services for the Company or any of its subsidiaries. The Audit Committee does not delegate its responsibilities to pre-approve services performed by an external auditor to management.

All services by external auditors covered by the policy must be pre-approved in accordance with the following procedures:

•	Annually, management shall present to the Audit Committee its best estimate of the particular services for audit, audit-related, tax and other non-audit services, and the estimated fees therefor, to be performed by an external auditor during the audit engagement period for the then-current fiscal year. The external auditor shall provide such back-up documentation for each such service in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and as the Audit Committee deems necessary or desirable to assess the impact of such service on the external auditor’s independence. Prior to the engagement of an external auditor for such services and except as provided by the following described procedure, the Audit Committee shall, by resolution, pre-approve each such service to a maximum amount of estimated fees therefor.

•	For any audit, audit-related, tax or other non-audit service to be obtained by the Company from an external auditor and not pre-approved in accordance with the above described procedure, the Audit Committee Chairperson is authorized to approve prior to the engagement of the external auditor for such service, any such service and expenditures therefor to a maximum of $100,000; provided, that said Chairperson has been determined to be an independent director by the Board. The Chief Financial Officer shall obtain written confirmation of any such pre-approval by the delegatee and each such pre-approval by the Chairperson shall be reported to the Audit Committee at its next meeting.

BARNES GROUP INC. 2015 PROXY STATEMENT	65

AUDIT MATTERS

•	All audit, audit related, tax or other non-audit services to be obtained from an external auditor that are not pre-approved by the Audit Committee pursuant to the procedures described above shall be pre-approved by resolution of the Audit Committee prior to the engagement of the external auditor for such services. Further, any engagement for tax and other non-audit services that qualify for the SEC regulations’ “de minimis” exception (i.e., they were not recognized as being non-audit services at the time of the engagement and in the aggregate do not exceed the amount specified in SEC rules) to the pre-approval requirement of the procedures described above, shall be promptly brought to the attention of the Audit Committee and approved by the Audit Committee or its Chairperson prior to the completion of the annual audit of the Company’s consolidated financial statements.
•	The Chief Financial Officer will provide a quarterly report of external auditor services, by category, to the Audit Committee.

The policy provides that it shall be reviewed by the Audit Committee periodically and updated when required and to assure its continued suitability to the needs of the Company. The policy also sets forth services our independent registered public accounting firm is explicitly prohibited from providing under SEC regulations and the Sarbanes-Oxley Act. The policy provides that prior to the engagement of any external auditor covered by the policy, the external auditor will confirm that the services it proposes to provide are not prohibited by such law or regulations.

ITEM 3 - RATIFY PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR 2015

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2015. Although not required by the Company’s Charter or Bylaws, the Company has determined to ask stockholders to ratify this selection as a matter of good corporate practice. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting, have the opportunity to make a statement, if desired, and be available to respond to appropriate questions.

The Board recommends a vote FOR this proposal.

66	BARNES GROUP INC. 2015 PROXY STATEMENT

VOTING INFORMATION

WHO CAN VOTE

Only stockholders of record at the close of business on March 10, 2015 (the Record Date) will be entitled to vote at the 2015 Annual Meeting. As of March 10, 2015,

the Company had 54,779,903 outstanding shares of common stock, par value $.01 per share (Common Stock), each of which is entitled to one vote.

VOTING YOUR SHARES

You can vote your shares either by proxy or in person at the 2015 Annual Meeting. If you choose to vote by proxy, you can do so in one of four ways:

If you vote by internet or telephone, you should not return your proxy card.

If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

REVOCATION OF PROXY

A stockholder who executes and delivers a proxy may revoke it at any time before it is exercised by voting in person at the 2015 Annual Meeting, by delivering a subsequent proxy, by notifying the inspectors of the election in person or in writing or, if previous instructions were given through the internet or by telephone, by providing new instructions by the same means.

QUORUM

For the business of the 2015 Annual Meeting to be conducted, a minimum number of shares constituting a quorum must be present. The holders of a majority of the outstanding shares of Common Stock entitled to vote at the 2015 Annual Meeting must be present in person or represented by proxy at the 2015 Annual Meeting to have a quorum. Shares represented at the meeting by proxies including abstentions and broker non-votes are treated as present at the meeting for purposes of determining a quorum.

BARNES GROUP INC. 2015 PROXY STATEMENT	67

VOTING INFORMATION

VOTING STANDARDS AND BOARD RECOMMENDATIONS

Voting Item	Voting Standard	Board Recommendation
1 Election of directors	Plurality of votes cast. Proxies may not be voted for more than the number of nominees named by the Board	For

2 Advisory vote to approve the Company’s executive compensation	Affirmative vote of a majority of shares of Common Stock represented in person or by proxy and entitled to vote on the matter	For

3 Auditor ratification	Affirmative vote of a majority of shares of Common Stock represented in person or by proxy and entitled to vote on the matter	For

BROKER NON-VOTES

A broker non-vote occurs when a stockholder who holds his or her shares through a bank or brokerage firm does not instruct that bank or brokerage firm how to vote the shares and, as a result, the broker is prevented from voting the shares held in the stockholder’s account on certain proposals. Under applicable NYSE rules, if you hold your shares through a bank or brokerage firm and your broker delivers the

Notice of Internet Availability or the printed proxy materials to you, the broker has discretion to vote on “routine” matters only. Of the matters to be voted on as described in this proxy statement, only the ratification of the selection of our independent registered public accounting firm is considered “routine” and therefore eligible to be voted on by your bank or brokerage firm without instructions from you.

EFFECT OF BROKER NON-VOTES AND ABSTENTIONS

Abstentions and broker non-votes will not have an effect on the outcome of Item 1 (election of directors). In voting on Item 2 (approval of executive compensation) and Item 3 (auditor ratification),

abstentions will have the effect of votes against the proposals and broker non-votes will not have an effect on the outcome of the vote.

PARTICIPANTS IN THE BARNES GROUP INC. RETIREMENT SAVINGS PLAN

You must provide the trustee of the Barnes Group Inc. Retirement Savings Plan with your voting instructions in advance of the meeting. You may do so by returning your voting instructions by mail, or submitting them by telephone or electronically, using the internet. You cannot vote your shares in person at the 2015 Annual Meeting; the trustee is the only one who can vote your shares. The trustee will vote your shares as you have instructed. Except as otherwise required by law, if the trustee does not receive your instructions, the trustee will vote your shares in the same proportion on each issue as it votes those shares for which it has received voting instructions. To allow sufficient time for voting by the trustee, your voting instructions must be received by 11:59 p.m. Eastern Daylight Time (EDT) on May 5, 2015.

68	BARNES GROUP INC. 2015 PROXY STATEMENT

PROXY SOLICITATION AND DOCUMENT REQUEST INFORMATION

SOLICITATION OF PROXIES

Proxies will be solicited on behalf of the Board by mail, telephone, internet or other electronic means, and may also be made by the Company’s officers and employees personally without additional compensation. The Company bears all solicitation costs. The Company may also reimburse brokers, dealers, banks, voting trustees or their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners. The Company has retained Morrow & Co., LLC to aid in the solicitation of proxies for a fee of approximately $7,500 plus the cost of telephone solicitation, if applicable, and out-of-pocket expenses.

E-PROXY PROCESS

According to the rules of the Securities and Exchange Commission (the SEC), instead of mailing a printed copy of our proxy materials to each stockholder of record or beneficial owner, we are furnishing our proxy materials (proxy statement for the 2015 Annual Meeting, the proxy card and the 2014 Annual Report to Stockholders) by providing access to these materials on the internet.

A Notice of Meeting and Internet Availability of Proxy Materials will be mailed to stockholders on or about March 26, 2015. We are providing this notice in lieu of mailing the printed proxy materials and instructing stockholders as to how they may: (1) access and review the proxy materials on the internet; (2) submit their proxy; and (3) receive printed proxy materials.

Stockholders may request to receive printed proxy materials by mail or electronically by e-mail on an ongoing basis at no charge by following the instructions in the notice. A request to receive proxy materials in printed form by mail or by e-mail will remain in effect until such time as the submitting stockholder elects to terminate it.

STOCKHOLDERS REQUESTING COPIES OF 2014 ANNUAL REPORT

Stockholders may request and we will promptly mail without charge a copy of the 2014 Annual Report by writing to: Manager, Stockholder Relations &

Corporate Governance Services, Barnes Group Inc., 123 Main Street, Bristol, Connecticut 06010.

BARNES GROUP INC. 2015 PROXY STATEMENT	69

PROXY SOLICITATION AND DOCUMENT REQUEST INFORMATION

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the 2014 Annual Report may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement or annual report for other stockholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee.

Upon written or oral request to Manager, Stockholder Relations & Corporate Governance Services, Barnes

Group Inc., 123 Main Street, Bristol, Connecticut 06010, or via telephone to the Investor Relations department at (800) 877-8803, we will promptly provide separate copies of the 2014 Annual Report and/or this proxy statement. Stockholders sharing an address who are receiving multiple copies of this proxy statement and/or the 2014 Annual Report and who wish to receive a single copy of these materials in the future will need to contact their bank, broker, broker-dealer or other similar organization serving as their nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

OTHER MATTERS

The Board does not know of any matters to be presented for consideration at the meeting other than the matters described in Items 1, 2 and 3 of the Notice of 2015 Annual Meeting. However, if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment. All shares represented by the accompanying proxy, if the proxy is given before the meeting, will be voted in the manner specified therein.

70	BARNES GROUP INC. 2015 PROXY STATEMENT

STOCKHOLDER PROPOSALS FOR

2016 ANNUAL MEETING

A proposal for action to be presented by any stockholder at the 2016 Annual Meeting of Stockholders will be acted upon only:

•	If the proposal is to be included in the proxy statement and form of proxy, the proposal is received at the Company’s Office of the Secretary at the address below on or before November 27, 2015; or

•	If the proposal is not to be included in the proxy statement, or to nominate candidates for election as directors, it must be in accordance with our Bylaws, which provide that they may be made only by a stockholder of record as of the date such notice is given and as of the date for determination of stockholders entitled to vote at such meeting, who shall have given notice of the proposed business or nomination which is received by us between January 9, 2016 and February 8, 2016. The notice must contain, among other things, the name and address of the stockholder, a brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting the business at the Annual Meeting, and the stockholder’s ownership of the Company’s capital stock. The requirements for the notice are set forth in the Bylaws, which are available on the Company’s website, www.BGInc.com. Stockholders may also obtain a copy by writing to the Company at:

Manager, Stockholder Relations & Corporate Governance Services
Barnes Group Inc.
123 Main Street
Bristol, Connecticut 06010

March 26, 2015

BARNES GROUP INC. 2015 PROXY STATEMENT	71

BGI INVESTOR RELATIONS

123 MAIN STREET BRISTOL, CT 06010

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day prior to the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M40972-P18306-Z56770	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BARNES GROUP INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR all of the following:
Vote on Directors		☐	☐	☐
1.	Election of directors:
Nominees
	01) Thomas O. Barnes	05) Mylle H. Mangum
	02) Gary G. Benanav	06) Hassell H. McClellan
	03) William S. Bristow, Jr.	07) JoAnna L. Sohovich
04) Patrick J. Dempsey
Vote on Proposals						For	Against	Abstain
The Board of Directors recommends you vote FOR proposals 2 and 3:
2.	Advisory (non-binding) resolution to approve the Company’s executive compensation.					☐	☐	☐

3.	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2015.					☐	☐	☐
NOTE: To conduct such other business that may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2014 Annual Report are available at www.proxyvote.com.

M40973-P18306-Z56770

BARNES GROUP INC.

Annual Meeting of Stockholders

May 8, 2015 11:00 AM

This proxy is solicited by the Board of Directors

The stockholders hereby appoint(s) Thomas O. Barnes and Patrick J. Dempsey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of BARNES GROUP INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, Eastern Daylight Time (EDT) on May 8, 2015, at the Hartford Marriott Downtown Hotel in Hartford, CT 06103, and any adjournment or postponement thereof. The shares represented by this proxy will be voted as directed by the undersigned stockholder(s). If no direction is given when this proxy is returned, such shares will be voted “FOR” all of the director nominees listed in proposal 1, and “FOR” proposals 2 and 3. In their discretion, the proxies are authorized to vote upon any other matter that may properly come before the meeting. This card also provides confidential voting instructions to the Trustee for shares held in the Barnes Group Inc. Retirement Savings Plan. If you are a participant and have shares of Barnes Group Inc. common stock allocated to the account under this plan, please read the following as to the voting of such shares: if you do not provide voting instructions to the Trustee by 11:59 PM EDT on May 5, 2015, your shares will be voted in the same manner and proportion as shares for which instructions are timely received from other plan participants.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side